UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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SIRVA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To Our Stockholders:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2006 annual meeting of stockholders of SIRVA, Inc.

The meeting will be held on Wednesday, June 6, 2007 at 10:00 a.m., Central Daylight Time, at SIRVA, Inc.’s headquarters in Westmont, Illinois for the following purposes: (i) to elect four Class III directors to the Board of Directors of SIRVA, Inc. as described in the accompanying Proxy Statement; (ii) to approve the SIRVA, Inc. Management Incentive Plan to permit certain awards to qualify as “performance-based compensation” under section 162(m) of the Internal Revenue Code of 1986; (iii) to approve the SIRVA, Inc. Omnibus Stock Incentive Plan to permit certain awards to qualify as “performance-based compensation” under section 162(m) of the Internal Revenue Code of 1986; (iv) to ratify the Audit Committee’s appointment of Ernst & Young LLP, certified public accountants, as SIRVA, Inc.’s independent registered public accounting firm for the 2006 fiscal year; and (v) to consider such other business as may properly come before the meeting.

Please note that SIRVA, Inc. is holding the 2006 annual meeting in 2007 as a result of the delay in filing its annual report on Form 10-K for the year ended December 31, 2005. Further, we expect to hold SIRVA, Inc.’s 2007 annual meeting later this year after SIRVA, Inc. files its annual report on Form 10-K for the year ended December 31, 2006.

I urge you to participate in SIRVA, Inc.’s 2006 annual meeting by signing, dating and promptly mailing your enclosed proxy card. Your vote is important, whether or not you plan to attend. Should you prefer, you also may vote over the Internet, as well as by telephone. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options. Regardless of the size of your investment, your vote is important, so please act at your earliest convenience.

Thank you for your ongoing support of and continued interest in SIRVA, Inc.

Sincerely,

John R. Miller
Chairman of the Board

2006 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

i

SIRVA, INC.

700 Oakmont Lane
Westmont, Illinois 60559
(630) 570-3000

Notice of the 2006 Annual Meeting of Stockholders of SIRVA, Inc.

Time and Date	10:00 a.m. Central Daylight Time on Wednesday, June 6, 2007.
Place	SIRVA, Inc., 700 Oakmont Lane, Westmont, Illinois 60559.
Items of Business	(1)	To elect four Class III directors.
	(2)	To approve the SIRVA, Inc. Management Incentive Plan to permit certain awards to qualify as “performance-based compensation” under section 162(m) of the Internal Revenue Code of 1986.
	(3)	To approve the SIRVA, Inc. Omnibus Stock Incentive Plan to permit certain awards to qualify as “performance-based compensation” under section 162(m) of the Internal Revenue Code of 1986.
	(4)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006.
	(5)	To consider such other business as may properly come before the meeting.
Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and/or the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to notice of and vote at the annual meeting and any adjournments or postponements thereof if you were a stockholder at the close of business on April 20, 2007.
Annual Meeting Admission

The annual meeting will begin promptly at 10:00 a.m. In order to avoid any disruption for those in attendance, latecomers will not be seated. Please note that no cameras or recording devices will be permitted at the meeting. For your safety, we reserve the right to inspect all packages prior to admission to the annual meeting.

Voting by Proxy

Whether or not you attend the annual meeting in person, please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card. No postage is necessary if mailed in the United States. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors,

Eryk J. Spytek
Senior Vice President, General Counsel and Secretary

This proxy statement and accompanying proxy card are being distributed on or about May 7, 2007.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE 2006 ANNUAL MEETING

Q:	Why am I receiving these materials?
A:

The Board of Directors (the “Board”) of SIRVA, Inc. (“SIRVA”) is providing these proxy materials for you in connection with SIRVA’s 2006 annual meeting of stockholders, which will take place on June 6, 2007. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

SIRVA is holding the 2006 annual meeting in 2007 as a result of the delay in filing its annual report on Form 10-K for the year ended December 31, 2005. SIRVA expects to hold its 2007 annual meeting later this year after it files its annual report on Form 10-K for the year ended December 31, 2006.

Q:	What information is contained in these materials?
A:

The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, and certain other required information. A proxy card and return envelope are also enclosed.

Q:	What proposals will be voted on at the annual meeting?
A:	There are four proposals scheduled to be voted on at the annual meeting:
• the election of four Class III directors;

•  the approval of the SIRVA, Inc. Management Incentive Plan to permit certain awards to qualify as “performance-based compensation” under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

• the approval of the SIRVA, Inc. Omnibus Stock Incentive Plan to permit certain awards to qualify as “performance-based compensation” under section 162(m) of the Code; and
• the ratification of the Audit Committee’s appointment of Ernst & Young LLP as SIRVA’s independent registered public accounting firm for fiscal year 2006.
Q:	What is SIRVA’s voting recommendation?
A:

SIRVA’s Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the approval of the SIRVA, Inc. Management Incentive Plan, “FOR” the approval of the Omnibus Stock Incentive Plan and “FOR” the ratification of the Audit Committee’s appointment of Ernst & Young LLP as SIRVA’s independent registered public accounting firm for fiscal year 2006.

Q:	What shares owned by me can be voted?
A:

Each share of SIRVA’s common stock outstanding as of the close of business on April 20, 2007 (the “Record Date”), is entitled to one vote at the annual meeting. On the Record Date, SIRVA had 73,964,515 shares of common stock issued and outstanding. All shares owned by you as of the close of business on the Record Date may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the stockholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:

Most stockholders of SIRVA hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with SIRVA’s transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by SIRVA. As the stockholder of record, you have the right to grant your voting proxy directly to SIRVA or to vote in person at the annual meeting. SIRVA has enclosed a proxy card for you to use. You may also vote by Internet or by telephone as described below under “How can I vote my shares without attending the annual meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may also vote by Internet or by telephone as described below under “How can I vote my shares without attending the annual meeting?”

Q:	How can I vote my shares in person at the annual meeting?
A:

Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, SIRVA recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the annual meeting?
A:

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting by Internet, telephone or completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy by Internet or by telephone, you do not need to mail back your proxy card. If you are located outside of the United States, the delivery of your proxy must be via the Internet or mail.

VOTE BY INTERNET—http://www.proxyvoting.com/sir

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. Internet voting is available through 11:59 p.m. Eastern Daylight Time on June 5, 2007 (the day prior to annual meeting day).

VOTE BY PHONE—1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. Telephone voting is available through 11:59 p.m. Eastern Daylight Time on June 5, 2007 (the day prior to annual meeting day).

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SIRVA, Inc., c/o Mellon Investor Services Proxy Processing, PO Box 1570, Manchester CT 06045-9973.

Q:	Can I revoke my proxy or change my vote?
A:

You may change your proxy instructions at any time prior to the vote at the annual meeting. Holders of record may accomplish this by timely entering a new vote by Internet or telephone or by granting a new proxy card or new voting instruction card bearing a later date (which automatically revokes the earlier proxy instructions) or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Beneficial owners should contact the broker, bank or other nominee to obtain instructions about how to revoke your proxy, or to obtain a “legal proxy” which will permit you to attend the annual meeting and vote in person.

Q:	How are votes counted?
A:

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the approval of each of the Management Incentive Plan and the Omnibus Stock Incentive Plan and the ratification of the appointment of Ernst & Young LLP, you may vote “FOR,” “AGAINST” or “ABSTAIN.” “ABSTAIN” has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Q:	What is the voting requirement to approve each of the proposals?
A:

In the election for directors, directors will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the annual meeting. The other proposals each require the affirmative “FOR” vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. In tabulating the voting result for any particular proposal, shares, which constitute broker non-votes, are not considered entitled to vote.

Q:	What is the quorum requirement for the annual meeting?
A:

The quorum requirement for holding the annual meeting and transacting business is one-third of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting.

Q:	Who will count the vote?
A:	A representative of Mellon Investor Services, LLC will tabulate the votes and act as the inspector of election.

Q:	Is my vote confidential?
A:

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within SIRVA or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to SIRVA’s management.

Q:	What does it mean if I receive more than one proxy or voting instruction card?
A:	It means your shares are registered differently or are in more than one account.
Q:	How can I obtain an admission ticket for the annual meeting?
A:	We are not requiring admission tickets for the 2006 annual meeting.
Q:	Where can I find the voting results of the annual meeting?
A:	SIRVA will announce preliminary voting results at the annual meeting and publish final results in SIRVA’s quarterly report on Form 10-Q for the second quarter of 2007.
Q:	What happens if additional proposals are presented at the annual meeting?
A:

Other than the four proposals described in this proxy statement, SIRVA does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, John R. Miller, SIRVA’s Chairman of the Board, and Eryk J. Spytek, SIRVA’s Senior Vice President, Secretary and General Counsel, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of SIRVA’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	Who will bear the cost of soliciting votes for the annual meeting?
A:

SIRVA will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by SIRVA’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. In addition, SIRVA may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	May I propose actions for consideration at the 2007 annual meeting of stockholders or nominate individuals to serve as directors?
A:	You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

Stockholder Proposals:   In order for a stockholder proposal to be considered for inclusion in SIRVA’s proxy statement for the 2007 annual meeting, the written proposal must be received by SIRVA at a reasonable time prior to the date on which SIRVA mails the proxy statement and proxy card relating to the 2007 annual meeting and should contain such information as is required under SIRVA’s Bylaws. Such proposals will need to comply with the regulations of the Securities and Exchange Commission (the “SEC”) regarding the inclusion of stockholder proposals in SIRVA-sponsored proxy materials.

SIRVA’s Bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at an annual stockholder meeting or to bring other business before the annual meeting, it is necessary that you notify SIRVA at a reasonable time prior to the date on which SIRVA mails the proxy statement and proxy card relating the 2007 annual meeting. In addition, the notice must meet all other requirements contained in SIRVA’s Bylaws and include any other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Proposals should be addressed to: Secretary, SIRVA, Inc., 700 Oakmont Lane, Westmont, Illinois 60559.

SIRVA will publish the deadline for receiving stockholder proposals in a quarterly report on Form 10-Q.

Copy of Bylaw Provisions:   You may contact the SIRVA Corporate Secretary at SIRVA’s corporate headquarters, SIRVA, Inc., 700 Oakmont Lane, Westmont, Illinois 60559, for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Q:	How do I obtain a separate set of voting materials if I share an address with other stockholders?
A:

To reduce expenses, in some cases, we are delivering one set of voting materials to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. A separate proxy card is included in the voting materials for each of these stockholders. If you have only received one set, you may request separate copies of the voting materials at no additional cost to you by calling us at (630) 570-3000 or by writing to us at SIRVA, Inc., 700 Oakmont Lane, Westmont, Illinois 60559, Attn: Investor Relations. We will undertake to deliver such requested materials to you promptly. You may also contact us by calling or writing if you would like to receive separate voting materials for future annual meetings.

Q:	If I share an address with other stockholders of SIRVA, how can we get only one set of voting materials for future meetings?
A:

You may request that we send you and the other stockholders who share an address with you only one set of voting materials by calling us at (630) 570-3000 or by writing to us at: SIRVA, Inc., 700 Oakmont Lane, Westmont, Illinois 60559, Attn: Investor Relations.

Q:	Whom can I contact if I have other questions?
A:	You may call the SIRVA Investor Relations Department at (630) 570-3000 or by writing to us at: SIRVA, Inc., 700 Oakmont Lane, Westmont, Illinois 60559, Attn: Investor Relations.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1
ELECTION OF DIRECTORS

SIRVA’s Board is divided into four classes. Directors in three of the classes serve staggered three-year terms and are elected at the annual meeting of stockholders held in the year in which the term for their class expires. The director in the fourth class of the Board is elected by the holder of SIRVA’s series A preferred stock and serves until such director is removed or replaced by such holder or until such holder ceases to hold specified amounts of SIRVA’s convertible preferred stock and/or convertible notes, as set forth in the Certificate of Designations for the series A preferred stock. See also “Board Structure and Corporate Governance Principles—Series A Preferred Stock Director Election Rights.”

The terms for four directors will expire at this annual meeting. Votes cannot be cast and proxies cannot be voted other than for the four nominees named below. Directors elected at this 2006 annual meeting will hold office for a three-year term expiring at the annual meeting in 2009 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All of the nominees are currently directors of SIRVA. There are no family relationships among SIRVA’s executive officers and directors.

The Board expects that all of the nominees will be available to serve as directors. In the event that any nominee should become unavailable, however, the proxyholders, John R. Miller and Eryk J. Spytek, would vote for a nominee or nominees designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board. Information regarding the business experience and age of each nominee as of May 1, 2007 is provided below.

Nominees for Three-Year Terms That Will Expire at the 2009 Annual Meeting of Stockholders

Robert J. Dellinger Age 47

Mr. Dellinger became a director of SIRVA in March 2003. Since October 2005, Mr. Dellinger has been Executive Vice President and Chief Financial Officer of Delphi Corporation, a supplier of automotive systems and components. In October 2005, Delphi Corporation filed a voluntary petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code. From June 2002 to October 2005, Mr. Dellinger served as Executive Vice President and Chief Financial Officer of Sprint Corporation, a global communications company, where he also was Executive Vice President—Finance from April 2002 to June 2002. Before joining Sprint, Mr. Dellinger served as President and Chief Executive Officer of GE Frankona Re based in Munich, Germany with responsibility for the European operations of General Electric’s Employers Reinsurance Corporation, a global reinsurer, from 2000 to 2002.

Thomas E. Ireland Age 57

Mr. Ireland became a director of SIRVA in January 2007. Mr. Ireland is a principal of Clayton, Dubilier & Rice, Inc., a private equity investment firm. Prior to joining Clayton, Dubilier & Rice, Inc. in 1997, Mr. Ireland was a Senior Managing Director at Alvarez & Marsal, a management consulting services firm. Mr. Ireland is also a director of Remington Arms Company, Inc.

John R. Miller Age 69

Mr. Miller became a director of SIRVA in December 2005 and has served as Chairman of the Board since January 2006. Mr. Miller is a retired oil industry executive. He spent 26 years with The Standard Oil Company (Sohio), most recently as its President, Chief Operating Officer and a member of its board of directors from 1980 to 1986. After leaving Sohio, Mr. Miller founded and served as Chairman and Chief Executive Officer of TBN Holdings Inc., a company engaged in resource recovery, from 1986 to 2000, and Petroleum Partners, Inc., a firm that provided management services to the petroleum industry, from 2000 to 2003. He was a director of the Federal Reserve Bank of Cleveland from 1986 to 1993 and served as its chairman during the last two years of his term. Mr. Miller is currently Non-Executive Chairman of the Board of Graphic Packaging Corporation and also serves as a director of Eaton Corporation and Cambrex Corporation.

Joseph A. Smialowski Age 58

Mr. Smialowski became a director of SIRVA in July 2006 and currently serves as Chairman of the Board’s Compensation Committee. Mr. Smialowski has served as the Executive Vice President of Operations and Technology of Freddie Mac, a real estate financing company, since December 2004. Before that, he was a consultant for New Frontier Partners, a strategic consulting and business development firm, from April 2004 to December 2004, Executive Vice President at Fleet Boston Financial, a financial services company, from 1998 to April 2004, and Chief Information Officer at Sears, Roebuck and Co. from August 1993 to December 1998.

SIRVA’S BOARD RECOMMENDS A VOTE FOR THE ELECTION
TO THE BOARD OF EACH OF THE FOREGOING NOMINEES.

SIRVA’s directors listed below whose terms are not expiring at this annual meeting of stockholders will continue in office for the remainder of their terms. Information regarding the business experience and age of each such director as of May 1, 2007 is provided below.

Directors Whose Terms Will Expire at the 2007 Annual Meeting of Stockholders

Frederic F. Brace Age 49

Mr. Brace became a director of SIRVA in August 2004 and currently serves as Chairman of the Board’s Audit and Finance Committees. He has been Executive Vice President and Chief Financial Officer of UAL Corporation (United Airlines) since August 2002. Before assuming his current position, he had been United’s Senior Vice President and Chief Financial Officer from September 2001 to August 2002, and its Senior Vice President—Finance and Treasurer from July 1999 to September 2001. Mr. Brace is also a director of United Air Lines, Inc.

Robert W. Tieken Age 67

Mr. Tieken became SIRVA’s Interim Chief Executive Officer on April 1, 2007 and has served as a director of SIRVA since July 2006. Mr. Tieken served as the Chairman of the Audit Committee from December 2006 until March 2007. Mr. Tieken was the Executive Vice President and Chief Financial Officer of The Goodyear Tire & Rubber Company from 1994 until his retirement in May 2004. He serves as a director and chair of the audit committee of Graphic Packaging Corporation.

Directors Whose Terms Will Expire at the 2008 Annual Meeting of Stockholders

Laban P. Jackson, Jr. Age 64

Mr. Jackson became a director of SIRVA in July 2006. Mr. Jackson has been Chairman and Chief Executive Officer of Clear Creek Properties, Inc., a real estate development company, since 1989. He is also a director and chair of the audit committee of JP Morgan Chase & Co. and a director of The Home Depot, Inc.

General Sir Jeremy Mackenzie Age 66

General Sir Jeremy Mackenzie became a director of SIRVA in June 2003 and currently serves as the Chairman of the Board’s Nominating and Governance Committee. Sir Jeremy retired from the British Army in 1999, after a long, decorated career, and served as the Governor of the Royal Hospital Chelsea from 1999 to October 2006, U.K. advisor to the governments of Slovenia and Bulgaria, and for the Department of International Development, to Uganda, and Deputy Lord Lieutenant of London. Sir Jeremy serves as a director of SELEX Communications Limited.

Director Who Is Elected by the Holder of the Series A Preferred Stock

Peter H. Kamin Age 45

Mr. Kamin became a director of SIRVA in September 2006. Mr. Kamin is a founding member and managing partner of ValueAct Capital Management, L.P., an asset management firm. Prior to founding ValueAct Capital Management, L.P. in 2000, he founded and managed Peak Investment L. P. Mr. Kamin is a director of Adesa, Inc., Seitel Inc. and Hanover Compressor, Inc.

PROPOSAL NO. 2
APPROVAL OF THE MANAGEMENT INCENTIVE PLAN

Effective January 1, 2003, we established the SIRVA, Inc. Management Incentive Plan (the “MIP”). The MIP has been designed to assure that amounts paid to certain of our executive officers will be deductible by our company for U.S. Federal income tax purposes notwithstanding the limitations imposed by section 162(m) of the Code. However, in order for the amounts paid under the MIP to certain of our executive officers to continue to be deductible, you are being asked to approve the MIP, including the material terms of the performance goals under the MIP. We are not proposing any material amendments or modifications to the MIP in connection with this proposal.

Code section 162(m) generally limits the ability of a public corporation to deduct compensation greater than $1,000,000 paid with respect to a particular year to an individual who is, on the last day of that year, the corporation’s chief executive officer or one of its four other most highly compensated executive officers, unless that compensation qualifies as “performance-based compensation” within the meaning of Code section 162(m). Under a special rule that applies to corporations that become publicly held through an initial public offering, Code section 162(m) has not applied to the amounts paid pursuant to the MIP. However, this special rule expires at this meeting. Therefore, to ensure that the compensation paid to certain of our executive officers under the MIP will qualify as “performance-based compensation,” and continue to be deductible, we must now seek your approval of the MIP, including the material terms of the performance goals under the MIP. Also, the 2007 MIP awards made by the Compensation Committee of our Board to certain of our executive officers during March 2007 are contingent upon obtaining shareholder approval of the material terms of the performance goals under the MIP.

Below is a summary of the material terms of the MIP. The summary of the MIP does not purport to be a complete description of all of its provisions, and is qualified in its entirety by the full text of the MIP, which is attached hereto as Annex A.

Purposes.   The purpose of the MIP is to enable our company and our subsidiaries to attract, retain, motivate and reward eligible participants by providing them with the opportunity to earn competitive compensation directly linked to our performance. In addition, the MIP has been established to improve participant accountability for our financial performance, and to supplement the compensation packages offered by our company with an incentive bonus for those participants who achieve specific performance objectives.

Participants.   Our executive officers and other key employees of our company and our subsidiaries who are selected by the Compensation Committee of our Board and who do not participate in another cash incentive plan or bonus program are eligible to receive awards under the MIP. It is anticipated that approximately 50 of our executive officers and other key employees of our company and our subsidiaries will be eligible to participate in the MIP. Participation may also be extended to certain key employees employed by our subsidiaries who are based outside of the United States.

Administration.   The MIP is administered by the Compensation Committee of our Board, which has full discretionary authority with respect to the MIP and awards made under the MIP. Our Compensation Committee’s determination on all matters relating to the MIP or any award made under the MIP is final and binding.

Performance Goals.   Under the MIP, our Compensation Committee must establish the performance measures and award determination formula no later than 90 days into each performance period (or such other date as may be required or permitted under Code section 162(m)). The performance measures under the MIP may be based upon the achievement of one or more of the following criteria: revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings before interest, taxes and amortization (“EBITA”); strategic and leadership initiatives; operating income; pre or after-tax income; cash flow; cash flow per share; earnings per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; and debt reduction. Performance measurements may be established on a corporate wide basis or with respect to one or more business units, subsidiaries or divisions. Performance goals may be measured in either absolute terms or relative to a specified company, group of peers or other external index. Measurement of performance may exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items. At the end of each performance period, our Compensation Committee will certify in writing whether, and to what extent, the performance targets have been achieved.

Awards.   An award can range from zero to a specified maximum of $3,000,000 for a participant in the MIP. Our Compensation Committee cannot increase an award payable to any “covered employee,” as that term is defined in Code section 162(m), but it can exercise “negative discretion” to downwardly adjust a covered employee’s (or any other participant’s) award based on individual performance.

Awards under the MIP may be paid in cash and/or shares of our common stock awarded under the SIRVA, Inc. Omnibus Stock Incentive Plan (as described below, the “Omnibus Plan”), as determined by our Compensation Committee in its sole discretion (in each case less appropriate withholding and employment taxes). Any shares of our common stock issued in respect of bonuses under the MIP may be awarded in any form or forms permitted under the Omnibus Plan, and shall be subject to the terms and conditions of the Omnibus Plan. Awards under the MIP will be paid on or before March 15 of the year following the end of the performance period, or may be deferred, in cash or shares of our common stock pursuant to the Omnibus Plan or our deferred compensation plans, as applicable, in accordance with the terms and conditions of the applicable plan and applicable law. Any shares issued in respect of awards under the MIP will be issued under the Omnibus Plan, as described below.

Amendment; Termination.   Our Board may terminate or suspend the MIP any time, and from time to time may amend or modify the MIP, provided, that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the shares of common stock is present in person or by proxy, no amendment or modification to the MIP may result in any payment made pursuant to the MIP not qualifying for deductibility under Code section 162(m). The MIP will continue until terminated by our Board.

Federal Income Tax Consequences.   The following is a brief description of the material U.S. Federal income tax consequences generally arising with respect to the MIP. A participant in the MIP will generally recognize ordinary income equal to the cash bonus he or she receives in the year it is paid, and we will generally be entitled to a deduction of the same amount for such year, except to the extent our stockholders do not approve this proposal and the compensation paid to certain of our executive officers is subject to the limitation contained in Code section 162(m).

Plan Benefits.   Because payment of any award will be contingent on the attainment of performance goals established for any given year by our Compensation Committee, the amounts payable to participants under the MIP for any calendar year during which the MIP is in effect cannot be determined. However, we expect that the operation of the MIP in future years will produce results similar those the MIP produced in prior years.

SIRVA’S BOARD RECOMMENDS A VOTE FOR
THE APPROVAL OF THE MANAGEMENT INCENTIVE PLAN.

PROPOSAL NO. 3
APPROVAL OF THE OMNIBUS STOCK INCENTIVE PLAN

On November 25, 2003, our Board adopted and our stockholders approved the Omnibus Plan. The Omnibus Plan has been designed to assure that awards granted to certain of our executive officers will be deductible by our company for U.S. Federal income tax purposes notwithstanding the limitations imposed by Code section 162(m). However, in order for the awards granted under the Omnibus Plan to certain of our executive officers to continue to be deductible, you are being asked to approve the material terms of the Omnibus Plan, including the material terms of the performance goals applicable to performance stock and performance units. We are not proposing any material amendments or modifications to the Omnibus Plan in connection with this proposal.

As noted above, Code section 162(m) generally limits the ability of a public corporation to deduct compensation greater than $1,000,000 paid with respect to a particular year to an individual who is, on the last day of that year, the corporation’s chief executive officer or one of its four other most highly compensated executive officers, unless that compensation is “performance-based compensation” within the meaning of Code section 162(m). Under a special rule that applies to corporations that become public through an initial public offering, Code section 162(m) has not applied to awards granted pursuant to the Omnibus Plan. However, this special rule expires at this meeting. Therefore, to ensure that the compensation paid to certain of our executive officers under the Omnibus Plan will qualify as “performance-based compensation,” and continue to be deductible, we must now seek your approval of the material terms of this Omnibus Plan, including the material terms of the performance goals applicable to performance stock and performance units.

Below is a summary of the material terms of the Omnibus Plan. This summary does not purport to be a complete description of all of the Omnibus Plan’s provisions, and is qualified in its entirety by the full text of the Omnibus Plan, which is attached hereto as Annex B.

General.   The Omnibus Plan provides for the award to eligible participants of stock options, including incentive stock options (within the meaning of Code section 422), stock appreciation rights, performance stock and performance units, restricted stock and restricted stock units, and deferred stock units. Awards may be made to any non-employee member of our Board, officer or employee of our company or any of our subsidiaries, including any prospective employee, and any of our consultants or advisors.

The Omnibus Plan is administered by our Compensation Committee. Currently, 7,600,000 shares of our common stock are available for award under the Omnibus Plan. Shares subject to awards that are forfeited, canceled or otherwise terminated without the issuance of common stock under the Omnibus Plan or the SIRVA, Inc. Stock Incentive Plan will again be available for future awards under the Omnibus Plan. In addition, shares that are tendered to pay the exercise price for any option award or withheld to satisfy any withholding taxes with respect to any award will also return to the share reserve and be available for future grant. Also, shares issued in connection with awards that are assumed, converted or substituted pursuant to a merger or an acquisition will not count against the share reserve. Under the Omnibus Plan, during any three-year period, no one person will be able to receive more than 1,000,000 options and/or stock appreciation rights. For stock awards subject to performance requirements, no one person will be able to receive more than 200,000 shares during any performance period of 36 months, with proportionate adjustment for shorter or longer periods not to exceed five years. In addition, no one person will be able to generally receive an award that is payable in cash of more than $5,000,000 for any performance period of 36 months, with proportionate adjustments for shorter or longer performance periods not to exceed five years.

Options.   Both “incentive stock options,” which satisfy the requirements of Code section 422, or “nonqualified stock options,” which are not intended to satisfy the requirements of Code section 422, may be granted under the Omnibus Plan. Under the terms of the Omnibus Plan, the exercise price of the options will not be less than the closing price of our common stock on the grant date. The exercise price of the options will be payable in cash or its equivalent or by other methods as permitted by our Compensation Committee. The options will have a term of no greater than seven years from the grant date and will become exercisable in accordance with the vesting schedule determined at the time the awards are granted.

Upon the termination of an option holder’s employment due to death or disability and unless otherwise determined at the time of grant or subsequently by our Compensation Committee, the option holder (or his or her beneficiary or legal representative) will be able to exercise (i) any incentive stock option, regardless of whether then vested, until the earlier of (a) one year from the date of termination, or (b) the date the option would otherwise expire, and (ii) any nonqualified option, regardless of whether then vested, for a period of one year. Upon the retirement of any option holder and unless otherwise determined at the time of grant or subsequently by our Compensation Committee, if the option holder agrees to be bound by certain customary restrictive covenants for a period of three years following the date of retirement, any options previously granted to the option holder will continue to vest in accordance with their terms as if such participant had not retired and, to the extent then vested and exercisable, will be able to be exercised by the option holder (or his or her beneficiary or legal representative) until the earlier of (i) three years from the date of retirement, or (ii) the date the option would otherwise expire.

Upon the termination of an option holder’s employment for cause, all options held by the option holder, whether or not vested, will be terminated and be canceled as of the date of termination. Upon the termination of an option holder’s employment for any other reason and unless otherwise determined by our Compensation Committee, the option holder will be able to exercise any vested option until the earlier of (i) 60 days after the date of termination, or (ii) the date the option would otherwise expire, and all unvested options will be terminated as of the date of termination.

In general, if an option holder, directly or indirectly, competes with any business in which he or she was employed (or in which we have documented plans to become engaged of which the option holder has knowledge at the time of his or her termination), solicits any of our employees, or discloses or misuses any confidential information during the option holder’s employment with us, during any post-termination option exercise period, or during the one-year period ending after the expiration of any post-termination option exercise period, the option holder would automatically forfeit any options then held, and would be required to repay to us all financial gain he or she realized from exercising all or part of any option within the period commencing six months prior to termination of employment and ending on the date of expiration of the one-year period following any post-termination option exercise period.

Stock Appreciation Rights.   Stock appreciation rights may be granted under the Omnibus Plan. Stock appreciation rights may be granted alone or together with options. Unless otherwise determined at the time of grant or subsequently by our Compensation Committee, a stock appreciation right granted together with an option will have terms that are substantially identical to the option, to the extent applicable. Similarly and to the extent applicable, a stock appreciation right granted alone will have terms that are substantially identical to the options that are granted under the Omnibus Plan. Upon exercise of a stock appreciation right, the holder will be entitled to receive payment equal to the product of (i) the excess of the closing price of a share of common stock on the date of exercise over the closing price of a share of common stock on the grant date, multiplied by (ii) the number of shares of common stock with respect to which stock appreciation rights are exercised. Payments in respect of the exercise of a stock appreciation right may be made in cash, common stock or a combination thereof, as determined at the time of grant or subsequently by our Compensation Committee.

Performance Stock and Performance Units.   Our Compensation Committee may award performance stock and performance units under the Omnibus Plan. Performance stock is an award of common stock that vests upon the achievement of certain performance objectives during a specified measurement period.

A performance unit represents our contractual obligation to pay a specified amount of cash to a participant upon the achievement of certain performance objectives during a specified measurement period. Performance stock and performance units may be payable in either cash and/or shares of our common stock. Performance stock will carry voting rights. Performance units will not carry voting rights.

Our Compensation Committee will determine the terms and conditions of awards, including the performance objectives to be achieved during the performance measurement period and the determination of whether and to what degree the specified objectives have been attained. The performance objectives will include revenue growth; EBITDA; EBITA; operating income; pre or after-tax income; cash flow; cash flow per share; earnings per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; and debt reduction. Performance measurements may be established on a corporate wide basis or with respect to one or more business units, subsidiaries or divisions. Performance goals may be measured in either absolute terms or relative to a specified company, group of peers or other external index. Measurement of performance may exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items.

Unless otherwise determined at the time of grant or subsequently by our Compensation Committee, participants will be entitled to receive, either currently or at a future date, all dividends and other distributions paid with respect to the performance awards.

Upon termination of a participant’s employment due to death or disability during the performance measurement period and unless otherwise determined by our Compensation Committee, all of the participant’s performance stock and performance units will become vested and nonforfeitable as to that percentage of the award that would have been earned based on the attainment of performance objectives through the date of termination. Upon termination of a participant’s employment due to retirement during the performance measurement period and subject to satisfaction of customary restrictive covenants following such date for a period of three years, all of the participant’s performance stock and performance units will become vested and nonforfeitable as to the percentage of the award that would have been earned as of the date of retirement, and such amounts will become payable upon completion of the entire performance measurement period based on actual results as of the termination date. Unless otherwise determined at the time of grant or subsequently by our Compensation Committee, upon any other termination of a participant’s employment, all of the performance stock and performance units held by the participant will be forfeited.

Restricted Stock and Restricted Stock Units.   Restricted stock and restricted stock units are also available for grant under the Omnibus Plan. Restricted stock is an award of common stock that vests upon the participant’s completion of a specified period of service with us. A restricted stock unit represents our contractual obligation to deliver our common stock or the cash equivalent to a participant upon the participant’s completion of a specified period of service with us. Unless otherwise determined at the time of grant or subsequently by our Compensation Committee, participants will be entitled to receive either currently or at a future date, dividends or other distributions paid with respect to restricted stock and restricted stock units. Restricted stock will carry voting rights, however, restricted stock units will not carry voting rights until the underlying shares are issued.

Upon termination of a participant’s employment due to death or disability during any restriction period and unless otherwise determined at the time of grant or subsequently by our Compensation Committee, the participant’s restricted stock and restricted stock units will become vested and nonforfeitable as to that percentage of the award that would have been earned based on his or her service through the date of termination. Unless otherwise determined at the time of grant or subsequently by our

Compensation Committee, upon any other termination of a participant’s employment, all of the restricted stock and restricted stock units held by the participant that have not become vested will be forfeited.

Deferred Stock.   Under the Omnibus Plan, a participant may receive an award of deferred stock. Deferred stock represents our contractual obligation to deliver shares of our common stock at the end of a specified deferral period. Deferred stock may also be settled in cash. Unless otherwise determined at the time of grant, participants will be entitled to receive additional deferred stock in respect of dividends or other distributions paid with respect to his or her deferred stock. Deferred stock will not carry voting rights until the underlying shares have been issued. Unless our Compensation Committee determines otherwise and unless a participant’s employment is terminated for cause, the participant would receive the shares of our common stock underlying his or her deferred shares (or cash in lieu thereof).

Change in Control.   In the event of a change in control (as defined in the Omnibus Plan), all outstanding options and stock appreciation rights shall become fully vested and exercisable, the restriction period applicable to any awards of restricted stock, restricted stock units and freestanding deferred stock shall lapse, and shares of our common stock underlying restricted units and deferred stock shall be issued or, at the discretion of our Compensation Committee, each award of options, stock appreciation rights, restricted stock units or deferred stock, as the case may be, shall be canceled in exchange for a payment in cash equal to the product of (i) (a) in the case of options and stock appreciation rights, the excess of the change in control price over the exercise price or base price, as the case may be, and (b) in the case of all other awards, the change of control price, and (ii) the number of shares of common stock covered by such award.

Upon a change in control, (i) any performance period in progress at the time of the change in control for which performance stock or performance units are outstanding shall end, (ii) all participants granted such awards of performance stock or performance units shall be deemed to have earned a pro rata award equal to the product of (a) a participant’s target award opportunity for the performance period in question based on performance versus goals as of such date and (b) the percentage of performance objectives achieved as of the date of such change in control, or (iii) at the discretion of our Compensation Committee, all such earned performance units shall be canceled in exchange for an amount equal to the product of (a) the change in control price, multiplied by (b) the aggregate number of shares of our common stock covered by such award. All of the performance shares and performance units that have not been so earned shall be forfeited and canceled as of the date of the change in control.

Notwithstanding the foregoing, if our Compensation Committee determines before the change in control either that all outstanding awards of options, stock appreciation rights, restricted stock, restricted stock units, and deferred stock will be honored or assumed by the acquirer, or alternative awards with equal or better terms will be made available, such outstanding awards of options, stock appreciation rights, restricted stock, restricted stock units and deferred stock will not be canceled, their vesting and exercisability will not be accelerated, and there will be no payment in exchange for such awards. Any alternative awards offered must generally have (i) equal or better terms than the outstanding awards, (ii) substantially equivalent economic value to the outstanding awards, and (iii) terms which provide, upon the involuntary termination of a participant’s employment within two years of the change in control, for unrestricted exercisability and transferability of the alternative award. Alternative awards shall not be made available for performance stock or performance units.

Non-U.S. Participants.   Our Compensation Committee may, in order to conform with provisions of local laws and regulations in foreign countries in which our company or any of our subsidiaries operate, (i) modify the terms and conditions of awards granted under the Omnibus Plan to participants employed outside the United States, (ii) establish subplans with modified exercise procedures or other modifications as may be necessary or advisable under such local laws and regulations, and (iii) take any actions which it deems advisable to obtain or comply with any necessary governmental regulatory procedures, exemptions or approvals with respect to the Omnibus Plan or any subplan.

Nontransferability of Awards.   Awards under the Omnibus Plan are generally not assignable or transferable other than by will or by the laws of descent and distribution, and all awards and rights are exercisable during the life of the participant only by the participant or his or her legal representative. Our Compensation Committee may, upon such terms and conditions as it determines appropriate, permit transfers to the participant’s family members or to entities of which the participant or his or her family members are the sole beneficiaries or owners.

Term and Amendment.   Our Board may terminate or suspend the Omnibus Plan any time, and from time to time may amend or modify the Omnibus Plan, provided that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the shares of common stock is present in person or by proxy, no amendment or modification to the Omnibus Plan may (i) materially increase the benefits accruing to participants under the Omnibus Plan, (ii) except as a result of an adjustment event (as defined in the Omnibus Plan), materially increase the number of shares of common stock subject to awards under the Omnibus Plan or the maximum number of awards or amount of cash that may be granted to a participant under the Omnibus Plan, or (iii) materially modify the requirements for participation in the Omnibus Plan. No amendment, modification, or termination of the Omnibus Plan shall in any manner adversely affect any award previously granted under the Omnibus Plan, without the consent of the participant. The Omnibus Plan shall continue in effect, unless sooner terminated by the Board, until November 19, 2013.

Federal Income Tax Consequences.   The following is a brief description of the material U.S. Federal income tax consequences generally arising with respect to awards issued pursuant to the Omnibus Plan.

The grant of an option will generally not give rise to tax consequences for the option holder or entitle us to a deduction. Upon exercising an option, other than an incentive stock option, the option holder will generally recognize ordinary income equal to the excess, if any, of the closing price of the shares acquired on the date of exercise over the exercise price, and we generally will be entitled to a tax deduction in the same amount in the year the income is so recognized, except to the extent our stockholders do not approve this proposal and the compensation paid to certain of our executive officers is subject to the limitation contained in Code section 162(m). Generally, upon exercise of an incentive stock option, the participant would not recognize income upon exercise if the participant (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise, and (ii) is an employee of our company or one of our subsidiaries from the date of grant and through and until three months before the exercise date. Any gain would be taxed to the participant as long-term capital gain, and we would not be entitled to a deduction. The excess of the market value on the exercise date over the exercise price is an item of tax preference, potentially subject to the alternative minimum tax.

With respect to other awards, upon the payment of cash or the issuance of shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant will generally recognize ordinary income equal to the cash or the fair market value of shares or other property delivered. The fair market value of the shares delivered will be the product of the number of shares delivered and the closing price of a share of common stock on the date of delivery of the shares. We will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant in the year the income is so recognized, except to the extent our stockholders do not approve this proposal and the compensation paid to certain of our executive officers is subject to the limitation contained in Code section 162(m).

Code Section 409A.   Code section 409A imposes new restrictions on nonqualified deferred compensation, and certain awards under the Omnibus Plan may be subject to these new rules. Failure to comply with the requirements of Code section 409A and the related Treasury Department guidance and regulations may result in the early taxation of deferred compensation and the imposition of a 20% penalty. Code section 409A is effective with respect to amounts deferred after December 31, 2004 and amounts deferred prior to 2005 that were not vested as of December 31, 2004. Code section 409A may also apply to amounts deferred earlier under arrangements that are materially modified after October 3, 2004. The approval of the Omnibus Plan, including the material terms of the performance goals applicable to performance stock and performance units, should not increase or modify awards granted under the Omnibus Plan prior to December 31, 2004. The Treasury Department has provided interim guidance and proposed regulations on the application and meaning of various provisions of Code section 409A and certain transition rules under Section 409A. Additional guidance is expected from the Treasury Department during 2007. It is intended that awards granted under the Omnibus Plan will satisfy the requirements of the Code section 409A to avoid the imposition of the 20% penalty. We anticipate that we may be required to amend the Omnibus Plan before December 31, 2007, to make changes necessary to comply with Code section 409A.

Plan Benefits.   Because benefits under the Omnibus Plan will depend on our Compensation Committee’s actions, which may include determining performance goals applicable to performance stock and performance units, and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that would be received by participants under the Omnibus Plan.

SIRVA’S BOARD RECOMMENDS A VOTE
FOR THE APPROVAL OF THE OMNIBUS STOCK INCENTIVE PLAN.

PROPOSAL NO. 4
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP as SIRVA’s independent registered public accounting firm to audit its consolidated financial statements for the 2006 fiscal year. Ernst & Young LLP was selected by the Audit Committee of the Board on October 11, 2006. During the 2005 fiscal year, PricewaterhouseCoopers LLP served as SIRVA’s independent registered public accounting firm and also provided certain tax and other non-audit services. See “Audit Committee Report—Changes in SIRVA’s Certifying Accountant.”

Although SIRVA is not required to seek stockholder approval of the appointment of Ernst & Young LLP as its independent registered public accounting firm, the Board believes it to be sound corporate governance to do so. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment. Even if the stockholders ratify the selection, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of SIRVA and its stockholders.

Representatives of Ernst & Young LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Representatives of PricewaterhouseCoopers LLP are not expected to attend the annual meeting.

SIRVA’S BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
AUDIT COMMITTEE’S APPOINTMENT OF
ERNST & YOUNG LLP AS SIRVA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

BOARD STRUCTURE AND CORPORATE GOVERNANCE PRINCIPLES

The Board is divided into four classes. Directors in three of the classes serve staggered three-year terms and are elected at the annual meeting of stockholders held in the year in which the term for their class expires. The director in the fourth class of the Board is elected by the holder of SIRVA’s series A preferred stock and serves until such director is removed or replaced by such holder or until such holder ceases to hold specified amounts of SIRVA’s convertible preferred stock and/or convertible notes, as described below under “Series A Preferred Stock Director Election Rights.”

The Board has 9 directors and the following five standing committees: (1) Audit, (2) Compensation, (3) Nominating and Governance, (4) Executive and (5) Finance. The membership and the function of each committee are described below. During 2005, the Board held 14 meetings, and each director other than Dame Pauline Neville-Jones attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period for which he or she has been a director and (2) the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served. Ms. Neville-Jones resigned in January 2005. Prior to her resignation, the Board held one meeting in 2005, which Ms. Neville-Jones did not attend.

Name of Director	Audit	Compensation	Nominating and Governance	Executive	Finance(18)
Outside Directors:
Frederic F. Brace(1)	*			X	*
Robert J. Dellinger	X	X	X
Thomas E. Ireland(2)				X	X
Laban P. Jackson, Jr.(3)	X		X
Peter H. Kamin(4)				X	X
General Sir Jeremy Mackenzie		X	*
John R. Miller(5)	(X)	X		*
Joseph A. Smialowski(6)	X	*	X
Employee Directors:
Robert W. Tieken(7)	(*)			X	X
Former Directors:
Kathleen J. Affeldt(8)		(*)
Kelly J. Barlow(9)					(X)
Brian P. Kelley(10)				(X)	(X)
Robert W. Nelson(11)	(*)
Dame Pauline Neville-Jones(12)	(X)
James W. Rogers(13)				(*)
Axel Rückert(14)		(X)	(X)
Richard J. Schnall(15)				(X)	(X)
Carl T. Stocker(16)	(*)	(X)			(X)
Irving B. Yoskowitz(17)	(X)		(X)
Number of Meetings in 2005	14	3	2	—	—

X = Committee member; * = Chair; (X) = Former Committee member; (*) = Former Committee chair

       (1) Mr. Brace was appointed Chairman of the Audit Committee, effective March 8, 2007.

       (2) Mr. Ireland was appointed to the Board, effective January 1, 2007.

       (3) Mr. Jackson was appointed to the Board and the Audit Committee, effective July 1, 2006.

       (4) Mr. Kamin was appointed to the Board, effective September 29, 2006.

       (5) Mr. Miller was appointed to the Board, effective December 1, 2005. He was appointed Chairman of the Board, effective January 1, 2006. Mr. Miller also served on the Audit Committee from January to February 2006.

       (6) Mr. Smialowski was appointed to the Board, effective July 1, 2006.

       (7) Mr. Tieken served as a member of the Audit Committee since he joined the Board in July 2006 until March 8, 2007, when he was appointed Interim Chief Executive Officer. He also served as Chairman of the Audit Committee from December 13, 2006 until March 8, 2007.

       (8) Ms. Affeldt served on the Board from August 2002 until April 30, 2007.

       (9) Mr. Barlow served on the Board from September 29, 2006 until April 30, 2007.

(10) Mr. Kelley resigned from the Board and as President and Chief Executive Officer in March 2007.

(11) Mr. Nelson served on the Board from December 1, 2005 until April 30, 2007. He also served as Chairman of the Audit Committee from January 1, 2006 until December 13, 2006.

(12) Ms. Neville-Jones served on the Board from August 2004 until January 2005.

(13) Mr. Rogers served on the Board from February 1999 until December 2006. Mr. Rogers served as Chairman of the Board from August 1999 to December 2005.

(14) Mr. Rückert served on the Board from August 2004 until June 2006.

(15) Mr. Schnall served on the Board from March 2002 until April 30, 2007.

(16) Mr. Stocker served on the Board from May 2000 until April 16, 2007. He also served as Chairman of the Audit Committee from May 2000 to December 2005.

(17) Mr. Yoskowitz served on the Board from January 2004 until December 2005.

(18) The Finance Committee was established in January 2006.

Audit Committee

The Audit Committee has responsibility for, among other things:

•       assisting the Board in monitoring:

•        the quality of our financial reporting and other internal control processes,

•        the quality and integrity of our financial statements,

•        the independent auditor’s qualifications and independence,

•        the performance of our internal audit function and independent auditors, and

•        our compliance with legal and regulatory requirements and our code of conduct; and

•       preparing the report of the Audit Committee required to be included in our annual proxy statement under the rules of the SEC.

Mr. Stocker chaired the Audit Committee, which included Messrs. Brace and Dellinger during 2005. Additionally, Dame Pauline Neville-Jones and Irving P. Yoskowitz served on the Audit Committee in 2005 until Dame Pauline Neville-Jones resigned from the Board in January 2005, and Mr. Yoskowitz resigned from the Audit Committee in September 2005. Mr. Nelson joined the Audit Committee in January 2006 as its Chairman, and Messrs. Jackson and Tieken joined the Audit Committee in July 2006. Mr. Nelson served as the Chairman of the Audit Committee until he resigned from the committee on December 13, 2006, at which time Mr. Tieken became the Chairman of the Audit Committee. Mr. Tieken resigned from the committee on March 8, 2007, when he was appointed Interim Chief Executive Officer, at which time Mr. Brace became Chairman of the Audit Committee. Mr. Miller served on the Audit Committee from January to February 2006. The Board has determined that all members of the Audit Committee are independent under both New York Stock Exchange (“NYSE”) and SEC rules. The Board has also determined that each member of the Audit Committee is financially literate within the meaning of the NYSE listing standards.

In addition, the Board has determined that Messrs. Dellinger and Brace are audit committee financial experts for purposes of the SEC rules, and that each of them has accounting or related financial management expertise for purposes of NYSE listing standards. Although designated as audit committee financial experts, Messrs. Dellinger and Brace are not accountants for SIRVA and, under SEC rules, are not “experts” for purposes of the liability provisions of the Securities Act of 1933 (the “Securities Act”) or for any other purpose. Messrs. Dellinger and Brace do not have any responsibilities or obligations in addition to those of the other Audit Committee members; all Audit Committee members have identical duties and responsibilities.

Compensation Committee

The Compensation Committee has responsibility for the compensation of our Chief Executive Officer (“CEO”) and our other officers. Specifically, the committee:

•       reinforces and insures alignment to our general compensation philosophy and, in consultation with senior management, oversees the development and implementation of compensation programs;

•       in consultation with the Chairman of the Board (so long as the CEO is not the Chairman), reviews our CEO’s compensation, the corporate goals and objectives relevant to that compensation, our CEO’s performance in light of those goals and objectives, and makes recommendations to the Board with respect to our CEO’s compensation levels based on this evaluation;

•       reviews and approves all compensation arrangements for our other officers, including base salary level, annual incentive opportunity, and long-term incentive opportunity level;

•       reviews and makes recommendations to the Board with respect to SIRVA’s executive compensation plans, including incentive compensation plans and equity-based plans, and oversees the administration of these plans and discharges any responsibilities imposed on the committee by any of these plans; and

•       prepares the report on executive compensation required by the rules and regulations of the SEC.

Nominating and Governance Committee

The Nominating and Governance Committee has responsibility for, among other things, assisting the Board by identifying individuals qualified and suitable to be nominated as members of the Board and its committees and by recommending the director nominees for each annual meeting of stockholders. It is also responsible for determining the appropriate Board size and committee structure, determining the compensation of our directors, including evaluating our director compensation plans, policies and programs and insuring overall alignment of directors compensation to the corporate compensation philosophy, and developing and reviewing corporate governance principles applicable to SIRVA.

The committee will consider nominees recommended by stockholders provided that the recommendations are made in accordance with the procedures described in this proxy statement under “Questions and Answers About the Proxy Materials and the 2006 Annual Meeting.” Stockholder’s nominees that comply with these procedures will receive the same consideration that the committee’s nominees receive.

The committee evaluates whether the nominee’s skills are complementary to the existing Board members’ skills, and the Board’s needs for operational, management, financial, international, technological or other expertise. The committee and SIRVA’s CEO interview candidates that meet the criteria, and the committee selects nominees that best suit the Board’s needs.

Executive Committee

The Executive Committee meets or takes written action when the Board is not otherwise meeting. The committee has full authority to act on behalf of the Board, except that it cannot:

•       take any action delegated to another Board committee;

•       amend the certificate of incorporation;

•       adopt an agreement of merger or consolidation or a certificate of ownership or merger;

•       recommend to the stockholders the sale, lease or exchange of all or substantially all of SIRVA’s property and assets;

•       declare a dividend;

•       authorize the issuance of stock;

•       authorize the borrowing of funds, other than under existing facilities, that is material to SIRVA’s capital structure;

•       appoint or discharge SIRVA’s independent public accountants;

•       authorize the annual operating plan, annual capital expenditure plan or strategic plan;

•       abolish or usurp the authority of the Board;

•       amend the Bylaws; or

•       exercise any other powers which under the Delaware General Corporation Law may not be delegated to a committee.

Finance Committee

The Finance Committee was established on January 1, 2006 and has responsibility for, among other things, assisting the Board in overseeing all areas of corporate finance for SIRVA, including capital structure, equity and debt financings, capital expenditures, cash management, banking activities and relationships, investments, and foreign exchange activities. The committee also provides guidance to the Board and management about all proposals concerning SIRVA’s major financial policies.

Series A Preferred Stock Director Election Rights

Pursuant to the terms of the purchase agreement, dated September 25, 2006, among us, ValueAct Capital Master Fund, L.P. (“ValueAct Capital”) and MLF Offshore Portfolio Company, L.P., we issued to ValueAct Capital one share of our series A preferred stock on September 29, 2006. Under the terms of the certificate of designations for the series A preferred stock, as long as the holder holds at least $6,000,000 in principal amount of our convertible notes or, upon conversion, 6,000 shares of our convertible preferred stock, it may elect two directors to our Board (the “Designated Directors”), as well as remove or replace such Designated Directors. The Designated Directors are a separate single class of directors and their terms are not divided into classes or staggered. If at any time the holder ceases to hold (1) at least $6,000,000 but continues to hold at least $3,000,000 principal amount of convertible notes or (2) at least 6,000 but continues to hold 3,000 shares of convertible preferred stock, the number of Designated Directors will be permanently reduced to one, the terms of both Designated Directors will immediately terminate and the holder may elect, remove or replace one Designated Director. Finally, if at any time the holder ceases to hold at least $3,000,000 principal amount of convertible notes or 3,000 shares of convertible preferred stock (the “Trigger Time”), the number of Designated Directors will be permanently reduced to zero and the terms of any Designated Directors will immediately terminate and the holder will not be entitled to elect any Designated Directors. A holder is not deemed to cease to hold convertible notes solely by reason of conversion into convertible preferred stock or to cease to hold convertible preferred stock prior to the issuance thereof. On and after the Trigger Time, we may redeem the series A preferred stock for $1.00.

In accordance with the terms of the series A preferred stock, ValueAct Capital nominated, and our Board elected, Kelly J. Barlow and Peter H. Kamin to the Board as Designated Directors, effective as of September 29, 2006. In April 2007, ValueAct Capital agreed to reduce its Board representation to one director, but reserved the right to designate an individual with Board observation rights. As a result, Mr. Barlow resigned from the Board, effective as of April 30, 2007.

Other than pursuant to the terms of our series A preferred stock, there are no arrangements or understandings between any executive officer or director and any other person pursuant to which the executive officer or director was elected.

Statement on Corporate Governance

We have had formal corporate governance standards in place since December 2002. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the rules of the SEC and the corporate governance listing standards of the NYSE regarding corporate governance policies and processes. Apart from our failure to timely file with the SEC our annual report on Form 10-K for the year ended December 31, 2006, we are in compliance with the rules and listing standards of the NYSE.

Director Independence

SIRVA has adopted the following standards for director independence in compliance with the NYSE corporate governance listing standards:

1.     No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with SIRVA or any of its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with SIRVA or any of its subsidiaries);

2.     A director who is an employee, or whose immediate family member is an executive officer of SIRVA or any of its subsidiaries is not independent until three years after the end of such employment relationship;

3.     A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from SIRVA or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation;

4.     A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of SIRVA or any of its subsidiaries is not “independent” until three years after the end of the affiliation or the employment or auditing relationship;

5.     A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of SIRVA’s or any of its subsidiaries’ present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship; and

6.     A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, SIRVA or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

The Board has determined that each of Frederic F. Brace, Robert J. Dellinger, Laban P. Jackson, Jr., General Sir Jeremy Mackenzie, John R. Miller and Joseph A. Smialowski are independent directors. The Board also had determined that Robert W. Tieken was an independent director until his appointment as Interim Chief Executive Officer in March 2007. Each of these directors meets the requirements of the NYSE listed above and has no other material relationships with SIRVA that the Board, after considering all relevant facts and circumstances, believes would interfere with the exercise of independent judgment in carrying out such director’s responsibilities.

The majority of SIRVA’s directors, and each member of its Audit Committee, Compensation Committee and Nominating and Governance Committee, qualify as independent directors under the rules of the NYSE.

Presiding Director for Executive Sessions

SIRVA’s non-management directors meet at regularly scheduled executive sessions without management. John R. Miller, the Chairman of the Board, acts as the presiding director of these executive sessions of the Board.

Communication with Non-Management Directors

Stockholders and other interested parties may communicate with non-management directors by writing to John R. Miller, Chairman of the Board, c/o SIRVA General Counsel, 700 Oakmont Lane, Westmont, Illinois 60559. Inquiries will be reviewed by SIRVA’s General Counsel and if they are relevant to, and consistent with, SIRVA’s operations, policies and philosophies, they will be forwarded to Mr. Miller. SIRVA encourages, but does not require, its board members to attend the annual stockholders’ meeting. Two directors attended the 2005 annual meeting of stockholders.

Corporate Governance Guidelines, Code of Business Conduct and Committee Charters

SIRVA’s Corporate Governance Guidelines, Code of Business Conduct and charters for the Audit, Compensation, Nominating and Governance, Executive and Finance Committees are available on SIRVA’s website at www.sirva.com by following the links for “Investors” and then “Corporate Governance.” Links to the relevant charters and guidelines appear under the headings “Committee Charters” and “Governance Documents.” Copies of the Corporate Governance Guidelines, Code of Business Conduct and committee charters are also available to stockholders upon request, addressed to SIRVA, Inc., 700 Oakmont Lane, Westmont, Illinois 60559, Attention: Investor Relations. SIRVA will promptly disclose any waivers. SIRVA will post to its website any amendments to the Code of Business Conduct, or waivers to the provisions thereof for directors or executive officers. SIRVA’s website and the information contained therein or incorporated therein are not part of this proxy statement nor incorporated by reference in this proxy statement.

Annual CEO Certification

The chief executive officer and chief financial officer certifications required under Section 302 of the Sarbanes-Oxley Act have been filed as exhibits to SIRVA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The certification by SIRVA’s chief executive officer required under Section 303A.12(a) of the NYSE corporate governance rules was submitted to the NYSE without qualification.

DIRECTOR COMPENSATION ARRANGEMENTS

The following table provides information on SIRVA’s compensation and reimbursement practices during the fiscal year ended December 31, 2005 for outside directors. Directors who are employed by SIRVA or Clayton Dubilier & Rice, Inc. do not receive any compensation for their Board activities.

Compensation Table for the 2005 Fiscal Year

Annual Retainer Fee(1)	$70,000
Minimum Percentage of Annual Retainer Fee to be Paid in SIRVA Stock(2)	50%
Additional Retainer Fee(3)
Audit Committee	$15,000
All Other Committees	$10,000
Vice Chairman	$250,000

(1)          Ms. Affeldt and Messrs. Brace, Dellinger, Mackenzie, Rückert and Stocker served throughout 2005. Dame Pauline Neville-Jones resigned from our Board in January 2005 and Irving B. Yoskowitz resigned from our Board in December 2005; each such individual earned a pro rata portion of his or her annual retainer fee until that date. Messrs. Miller and Nelson joined our Board in December 2005 and earned a pro rata portion of the annual retainer fee from that date. Effective January 1, 2006, the annual retainer fee increased to $100,000.

(2)          During 2005, outside directors received their compensation pursuant to the SIRVA, Inc. Directors Compensation Policy under the Omnibus Plan. Under this policy, the outside directors received at least 50% of their compensation in deferred shares and the balance in cash, as elected by each director. The deferred shares grant and the cash payment were made quarterly in arrears. The deferred shares represent our contractual promise to deliver shares of our common stock when an outside director’s service as a director has terminated. Effective January 1, 2006, the minimum percentage of the annual retainer fee to be paid in SIRVA stock increased to 60%.

(3)          The additional retainers for committee chairs and the Vice Chairman are paid annually in arrears in cash. Outside directors may elect to receive all or a portion of the additional retainer for committee chairs in deferred shares and the balance in cash. In December 2005, the Board approved the payment of the additional retainer for the Vice Chairman, effective as of September 2005. The position of Vice Chairman was terminated, effective December 2006, provided that if the Chairman of the Board is not “independent” under the NYSE rules, the position of Vice Chairman would be filled. Also, effective January 1, 2006, the Board approved an additional retainer for the Chairman of $400,000 paid annually in arrears in cash. Effective December 14, 2006, the additional retainer for the Chairman of the Audit Committee increased to $40,000, but, effective March 8, 2007, was decreased to $25,000. In addition, effective January 1, 2006, the Board approved the payment of meeting fees for outside directors of $1,500 per in-person meeting and $750 per telephonic meeting attended.

MANAGEMENT

The following table sets forth certain information with respect to our executive officers as of May 1, 2007.

Name	Age	Position
Robert W. Tieken	67	Director and Interim Chief Executive Officer
James J. Bresingham	38	Executive Vice President—Chief Accounting Officer
Timothy P. Callahan	45	Senior Vice President, Global Sales
Douglas V. Gathany	51	Vice President, Treasurer
Rene C. Gibson	40	Senior Vice President, Human Resources
Michelle M. Guswiler	38	President, Global Relocation Operations
J. Michael Kirksey	51	Senior Vice President and Chief Financial Officer
Michael B. McMahon	43	President, Global Relocation Services
Ronald L. Milewski	56	Executive Vice President, Restructuring and Chief Risk Officer
Kevin D. Pickford	50	President and Managing Director, Europe
Eryk J. Spytek	39	Senior Vice President, General Counsel and Secretary

Robert W. Tieken. See previous description under “Directors Whose Terms will Expire at the 2007 Annual Meeting of Stockholders.”

James J. Bresingham joined our company in July 2004 and has served as Executive Vice President—Chief Accounting Officer since January 2006. Mr. Bresingham was Vice President of Business Development from July 2004 to December 2005. Prior to joining us, Mr. Bresingham was Director of Business Development at Sears, Roebuck & Co., a broadline retailer, from October 2001 until June 2004. He spent the previous seven years with PricewaterhouseCoopers LLP in various auditing and transaction services roles.

Timothy P. Callahan joined our company in May 2002 and has served as Senior Vice President, Global Sales since September 2005. Mr. Callahan joined us after our May 2002 purchase of the relocation services business of Cooperative Resource Services (“CRS”). From 1998 to May 2002, Mr. Callahan served CRS as Senior Vice President with responsibility for all sales, marketing and public relations. Mr. Callahan served as our Executive Vice President, Sales from May 2002 to March 2005 and as Senior Vice President, Sales and Marketing from March 2005 to September 2005.

Douglas V. Gathany joined our company in June 2001 and has served as Vice President, Treasurer since that time. Prior to joining our company, Mr. Gathany served in various positions with Montgomery Ward, a retail merchandising organization, since 1979, including as Vice President-Treasurer from 1996 to 2001.

Rene C. Gibson joined our company in May 2005 and has served as Senior Vice President, Human Resources since May 1, 2007. Prior to that, Ms. Gibson served as Vice President of Human Resources since October 2006 and Director of Human Resources from May 2005 to October 2006. Prior to joining us, Ms. Gibson was at PepsiAmericas where she served in various positions, including Project Manager and Chicago Regional Human Resource Manager, since April 2002.

Michelle M. Guswiler joined our company in July 2004 and has served as President, Global Relocation Operations since July 2006. Ms. Guswiler served as Senior Vice President, Global Product and Supplier Management from January 2006 to July 2006, Senior Vice President, Marketing and Product Development from September 2005 to December 2005, Chief Operating Officer of Network Services from December 2004 to September 2005 and Senior Vice President-Corporate Initiatives from July 2004 to December 2004. Prior to joining us, Ms. Guswiler was Executive Director Global Consumer Insights for Ford Motor Company from March 2004 to June 2004. Ms. Guswiler was Ford’s Executive Director of

Global Cycle Planning & Product Strategy from September 2001 to March 2004 and Director of e-Commerce Alliances & Wireless Mobility from March 2000 to September 2001.

J. Michael Kirksey joined our company in December 2005 as Senior Vice President and Chief Financial Officer. Previously, he served as Executive Vice President and Chief Financial Officer of Input/Output, Inc., an oilfield technology and services company, from January 2004 to December 2005. Prior to that, Mr. Kirksey was Chief Executive Officer and Chief Financial Officer of Metals USA, Inc. from 1997 to December 2002.

Michael B. McMahon joined our company in April 2004 and has served as President, Global Relocation Services since May 1, 2007. Mr. McMahon also served as President, Moving Services North America from April 2004 until April 2007 and continues to have responsibility for Moving Services North America until his successor is found. Prior to joining us, Mr. McMahon was General Manager, Product & Asset Management for GE Capital—Rail Services from June 2003 to March 2004 and its Chief Financial Officer from July 2001 to June 2003.

Ronald L. Milewski joined our company in 1990 and has served as Executive Vice President, Restructuring and Chief Risk Officer since December 2005. Mr. Milewski served as Acting Chief Financial Officer from January 2005 to December 2005, Senior Vice President, Global Risk Management from February 2003 to January 2005, and Senior Vice President and Chief Financial Officer from May 2001 to February 2003.

Kevin D. Pickford joined our company in 1999 as a result of our purchase of the Allied Pickfords business from NFC plc, now known as Exel Investments Limited, and has served as President and Managing Director, Europe since January 2005. Mr. Pickford served as President, European Operations from November 2004 to December 2005 and Managing Director, Asia Pacific for SIRVA from 1999 to December 2005.

Eryk J. Spytek joined our company in February 2006 and has served as Senior Vice President, General Counsel and Secretary since that time. Previously, he was a partner at Winston & Strawn LLP, where he served from August 1995 through January 2006.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, at May 1, 2007, concerning:

•       each stockholder known to us to beneficially own more than 5% of SIRVA’s outstanding common stock;

•       beneficial ownership of our outstanding common stock by each of our current directors;

•       beneficial ownership of our outstanding common stock by each of our Named Executive Officers (as defined below); and

•       beneficial ownership of our outstanding common stock by all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number	Percent
Clayton, Dubilier & Rice Fund V Limited Partnership(2)	17,085,837	23.10%
Clayton, Dubilier & Rice Fund VI Limited Partnership(3)	7,102,498	9.60%
ValueAct Capital Master Fund, L.P.(4)	7,131,900	9.64%
MLF Offshore Portfolio Company, L.P.(5)	6,276,800	8.48%
Robert S. Pitts, Jr.(6)	4,000,000	5.41%

Name of Directors and Named Executive Officers(1)
Frederic F. Brace(7)	25,829	*
Robert J. Dellinger(8)	66,142	*
Thomas E. Ireland(9)	—	—
Laban P. Jackson, Jr.(10)	24,295	*
Peter H. Kamin(11)	—	—
Sir Jeremy Mackenzie(12)	47,218	*
John R. Miller(13)	19,022	*
Joseph A. Smialowski(14)	17,459	*
Robert W. Tieken(15)	13,472	*
Timothy P. Callahan(16)	102,086	*
Brian P. Kelley(17)	866,960	1.17%
Michael B. McMahon(18)	50,000	*
Todd W. Schorr(19)	178,230	*
Robert J. Rosing(20)	203,790	*
All directors and executive officers as a group (22 persons)(21)	2,209,882	2.99%

                 * Less than 1%.

       (1) The number of shares beneficially owned by each entity, director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an entity or person is deemed a “beneficial owner” of a security if it, he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. An entity or person is also deemed to be a beneficial owner of any securities which that entity or person has the right to acquire beneficial ownership of within 60 days of May 1, 2007 or June 29, 2007. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

       (2) CD&R Associates V Limited Partnership, a Cayman Islands exempted limited partnership (“Associates V”), is the general partner of Clayton, Dubilier & Rice Fund V Limited Partnership (“Fund V”) and has the power to direct Fund V as to the voting and disposition of shares held by

Fund V. CD&R Investment Associates II, Inc., a Cayman Island exempted company (“Investment Associates II”), is the managing general partner of Associates V and has the power to direct Associates V as to its direction of Fund V’s voting and disposition of the shares held by Fund V. No person controls the voting and disposition of Investment Associates II, Inc. with respect to the shares owned by Fund V. Each of Associates V and Investment Associates II expressly disclaims beneficial ownership of the shares owned by Fund V. The business address for each of Fund V, Associates V and Investment Associates II, is 1403 Foulk Road, Suite 106, Wilmington, Delaware 19803.

       (3) CD&R Associates VI Limited Partnership, a Cayman Islands exempted limited partnership (“Associates VI”), is the general partner of Clayton, Dubilier & Rice Fund VI Limited Partnership (“Fund VI”) and has the power to direct Fund VI as to the voting and disposition of shares held by Fund VI. CD&R Investment Associates VI, Inc., a Cayman Island exempted company (“Investment Associates VI”), is the general partner of Associates VI and has the power to direct Associates VI as to its direction of Fund VI’s voting and disposition of the shares held by Fund VI. No person controls the voting and disposition of Investment Associates VI with respect to the shares owned by Fund VI. Each of Associates VI and Investment Associates VI expressly disclaims beneficial ownership of the shares owned by Fund VI. The business address for each of Fund VI, Associates VI and Investment Associates VI is 1403 Foulk Road, Suite 106, Wilmington, Delaware 19803.

       (4) The business address for ValueAct Capital is 435 Pacific Avenue, Fourth Floor, San Francisco, CA 94133. The address and number of shares of SIRVA common stock beneficially owned by ValueAct Capital is based on the Schedule 13D/A filed by ValueAct Capital with the SEC on October 10, 2006. In addition, as reported in the Schedule 13D/A, ValueAct Capital may be deemed to be the beneficial owner of 31,320,235 shares of common stock, representing approximately 42.4% of our outstanding common stock. Of those shares, 17,085,837 shares are owned of record by Fund V and 7,102,498 shares are owned of record by Fund VI (collectively, the “CD&R Shares” and together with Fund V, the “CD&R Entities”). Solely as a result of the voting agreement, dated September 29, 2006, by and among ValueAct Capital and the CD&R Entities, ValueAct Capital may be deemed to beneficially own the CD&R Shares. All dispositive power and pecuniary interest in the CD&R Shares are held by the CD&R Entities. ValueAct Capital expressly disclaims beneficial ownership of the CD&R Shares. ValueAct Capital also beneficially owns one share of SIRVA’s series A preferred stock, representing all of the outstanding shares thereof. The series A preferred stock entitles ValueAct Capital to appoint two directors to our Board, subject to specified conditions. Holders of series A preferred stock have no other voting rights, except as provided by the Delaware general corporation law.

       (5) The business address for MLF Offshore Portfolio Company, L.P. (“MLF Offshore”) is c/o Trident Trust Company (Cayman) Ltd., One Capital Place, P.O. Box 847, Grand Cayman, Cayman Islands, B.W.I. The number of shares of SIRVA common stock beneficially owned by MLF Offshore is based on the Schedule 13D/A filed by MLF Offshore with the SEC on February 9, 2007.

       (6) The business address of Mr. Pitts is 767 Fifth Avenue, 6th Floor, New York, New York 10153. Mr. Pitts is the managing member of Steadfast Capital Management LLC, a Delaware limited liability company (the “Investment Manager”), and Steadfast Advisors LLC, a Delaware limited liability company (the “Managing General Partner”). The Managing General Partner has the power to vote and dispose of the securities held by Steadfast Capital, L.P., a Delaware limited partnership (“Steadfast Capital”). The Investment Manager has the power to vote and dispose of the securities held by American Steadfast, L.P., a Delaware limited partnership (“American Steadfast”), and Steadfast International Ltd., a Cayman Island exempted company (the “Offshore Fund”). Steadfast Capital, American Steadfast and Offshore Fund hold 654,447, 1,335,738 and 2,009,815 shares, respectively, of SIRVA common stock. The number of shares of SIRVA common stock beneficially owned by these parties is based on the Schedule 13G filed by the parties with the SEC on April 16, 2007.

       (7) Includes 23,829 deferred shares held by Mr. Brace pursuant to the SIRVA, Inc. Directors Compensation Policy (the “Directors Policy”).

       (8) Includes 43,255 deferred shares held by Mr. Dellinger pursuant to the SIRVA, Inc. Directors Compensation Plan (the “Directors Plan”) and the Directors Policy.

       (9) Does not include 17,085,837 shares owned by Fund V or 7,102,498 shares owned by Fund VI. Mr. Ireland may be deemed to share beneficial ownership of the shares owned of record by Fund V by virtue of his status as a shareholder of Investment Associates II, the managing general partner of Associates V, and by Fund VI by virtue of his status as a shareholder of Investment Associates VI, the general partner of Associates VI. However, Mr. Ireland expressly disclaims beneficial ownership of the shares owned by Fund V and Fund VI, respectively.

(10) Includes 24,295 deferred shares held by Mr. Jackson pursuant to the Directors Policy.

(11) Does not include 9,087 deferred shares held by Mr. Kamin pursuant to the Directors Policy. Under an agreement with ValueAct Capital, Mr. Kamin is deemed to hold the deferred stock for the benefit of ValueAct Capital and indirectly for (i) VA Partners, L.L.C. as general partner of ValueAct Capital (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital and (iii) ValueAct Capital Management, LLC as general partner of ValueAct Capital Management, L.P. Also does not include 7,131,900 shares of common stock and one share of series A preferred stock of SIRVA owned by ValueAct Capital. Mr. Kamin is a managing member of VA Partners, LLC and ValueAct Capital Management, L.P. Mr. Kamin expressly disclaims beneficial ownership of the shares owned by ValueAct Capital, except to the extent of his pecuniary interest therein.

(12) Includes 46,153 deferred shares held by Sir Jeremy Mackenzie pursuant to the Directors Plan and the Directors Policy.

(13) Includes 19,022 deferred shares held by Mr. Miller pursuant to the Directors Policy.

(14) Includes 17,459 deferred shares held by Mr. Smialowski pursuant to the Directors Policy.

(15) Includes 13,472 deferred shares held by Mr. Tieken pursuant to the Directors Policy.

(16) Includes 75,720 shares issuable to Mr. Callahan upon exercise of options exercisable within 60 days.

(17) Includes 645,060 shares issuable to Mr. Kelley upon exercise of options exercisable within 60 days. Mr. Kelley resigned as President and Chief Executive Officer of SIRVA, effective as of April 1, 2007.

(18) Includes 50,000 shares issuable to Mr. McMahon upon exercise of options exercisable within 60 days.

(19) Includes 141,530 shares issuable to Mr. Schorr upon exercise of options exercisable within 60 days. Mr. Schorr resigned as Senior Vice President, Human Resources of SIRVA, effective as of April 30, 2007.

(20) Includes 140,190 shares issuable to Mr. Rosing upon exercise of options exercisable within 60 days. Mr. Rosing resigned as an officer of SIRVA on June 30, 2006 and as an employee of SIRVA on December 31, 2006. See “Executive Compensation—Employment Agreements, Termination of Employment and Change-in-Control Arrangements—Robert J. Rosing.”

(21) Includes 1,478,700 shares issuable upon exercise of options exercisable within 60 days, and 187,485 deferred shares held pursuant to the Directors Plan and the Directors Policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of SIRVA common stock to file reports with the SEC regarding their ownership and changes in ownership of our common stock. We believe that during 2005, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements. In making these statements, we have relied upon examination of the copies of Forms 3, 4 and 5 provided to us and the written representations of our directors and executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table describes the compensation paid to the CEO and the four other most highly compensated executive officers serving on December 31, 2005 (together with the CEO, the “Named Executive Officers”).

					Long-term Compensation Awards
Name & Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	Securities Underlying Options	All Other Compensation(2)
Brian P. Kelley(3)	2005	$650,000	$325,000	$48,613	—	$10,688
Former Director, President and	2004	$664,904	$—	$51,457	—	$30,836
Chief Executive Officer	2003	$575,000	$341,285	$59,515	150,000	$97,792
Timothy P. Callahan	2005	$236,153	$195,695	$38,322	—	$5,308
Senior Vice President,	2004	$222,308	$86,667	$16,360	5,000	$5,217
Global Sales	2003	$190,769	$42,000	$30,219	30,000	$4,858
Michael B. McMahon(4)	2005	$281,731	$135,000	$14,791	—	$9,059
President, Global	2004	$200,961	$162,897	$14,922	75,000	$4,019
Relocation Services	2003	$—	$—	$—	—	$—
Robert J. Rosing(5)	2005	$273,846	$116,000	$51,642	—	$4,688
Former President, Global	2004	$241,346	$—	$53,114	10,000	$11,808
Relocation Services	2003	$210,961	$70,000	$60,731	45,000	$5,694
Todd W. Schorr(6)	2005	$245,000	$125,000	$48,262	—	$5,768
Former Senior Vice President,	2004	$244,423	$—	$53,768	—	$13,469
Human Resources	2003	$224,039	$128,743	$34,459	45,000	$6,465

(1)           SIRVA provides certain perquisites to Messrs. Kelley, Callahan, and McMahon, in each case in an amount less than the amount required to be individually disclosed. Amounts in this column for Mr. Rosing include corporate housing ($16,373), a car allowance, financial planning, a cellular phone allowance and health insurance premiums. Amounts in this column for Mr. Schorr include corporate housing ($18,556), a car allowance, financial planning and health insurance premiums. For 2005, Messrs. Kelley, Callahan, McMahon, Rosing, and Schorr received $7,696, $8,897, $3,907, $9,105, and $7,140, respectively, to reimburse such individuals for income taxes paid in connection with the receipt of certain perquisites. For 2004, Messrs. Kelley, Callahan, McMahon, Rosing, and Schorr received $2,660, $324, $204, $6,481, and $6,505, respectively, to reimburse such individuals for income taxes paid in connection with the receipt of certain perquisites. For 2003, Messrs. Kelley, Callahan, Rosing, and Schorr received $3,443, $6,775, $16,542, and $3,034, respectively, to reimburse such individuals for income taxes paid in connection with the receipt of certain perquisites.

(2)           Represents 2005 contributions made by SIRVA to the defined contribution plan on behalf of the executive officers listed.

(3)           Mr. Kelley resigned as Director, President and Chief Executive Officer, effective as of April 1, 2007.

(4)           Mr. McMahon joined us in April 2004.

(5)           Mr. Rosing joined us in May 2002 and resigned as an officer of SIRVA on June 30, 2006 and as an employee of SIRVA on December 31, 2006. See “—Employment Agreements, Termination of Employment and Change-in-Control Arrangements—Robert J. Rosing.”

(6)           Mr. Schorr resigned as Senior Vice President, Human Resources, effective as of April 30, 2007.

Option Grants in the Last Fiscal Year

There were no individual grants of stock options made during the year ended December 31, 2005 to the Named Executive Officers.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

The following table shows aggregate exercises of options to purchase SIRVA’s common stock for the year ended December 31, 2005 by the Named Executive Officers pursuant to the SIRVA, Inc. Omnibus Stock Incentive Plan.

	Shares Acquired on		Number of Securities Underlying Unexercised Options at Fiscal Year-End	Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Brian P. Kelley	—	—	474,420/341,280	$1,405,958/$937,306
Timothy P. Callahan	—	—	54,290/44,110	$133,901/$89,267
Michael B. McMahon	—	—	18,750/56,250	$0/$0
Robert J. Rosing	—	—	101,080/80,720	$267,802/$178,534
Todd W. Schorr	—	—	92,240/63,710	$245,485/$145,059

(1)          “Value of Unexercised In-the-Money Options at Fiscal Year End” is the aggregate, calculated on a grant-by-grant basis, of the product of the number of unexercised options on December 31, 2005 multiplied by the difference between the exercise price for the grant and the closing price of a share of SIRVA common stock on December 30, 2005 ($8.00). The actual value, if any, that will be realized upon the exercise of an option will depend upon the difference between the exercise price of the option and the market price of the SIRVA common stock on the date that the option is exercised.

Retirement Plans

We sponsor the SIRVA, Inc. Employees Retirement Plan (“Retirement Plan”), a funded, non-contributory defined benefit pension plan covering eligible employees of our company in the United States. We also sponsor an excess benefit plan which is an unfunded, non-qualified plan that provides retirement benefits not otherwise provided under the Retirement Plan because of the benefit limitations imposed by Section 415 and 401(a)(17) of the Code. The excess benefit plan ensures that an executive receives the total pension benefit to which he or she would otherwise be entitled, were it not for such Code limitations. The Retirement Plan and the excess benefit plan were frozen, effective December 31, 2002.

The only Named Executive Officer who participated in the Retirement Plan during 2005 was Mr. Schorr.

The estimated monthly retirement plan benefit payable at age 65 to Mr. Schorr is $166.47. The benefit amount was determined using the following formulas:

•       For service prior to December 31, 1997, the product of (i) 1.67% of final average compensation less 2.0% of social security benefit, multiplied by benefit service projected to normal retirement date (maximum 30 years); and (ii) accrued benefit adjustment.

•       For service from January 1, 2002 through December 31, 2002, the sum of 0.6% multiplied by the final average monthly earnings (“FAME”) times the years of creditable service plus 0.35% multiplied by FAME in excess of covered compensation times the number of his years of creditable service, not to exceed 35 years.

Benefits are payable in the form of a straight life annuity.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

Timothy P. Callahan.   We are a party to an at-will employment agreement dated June 8, 2005 with Timothy P. Callahan, our Senior Vice President, Global Sales. The employment agreement provides that we will pay to Mr. Callahan severance pay in an amount equal to twelve months of his then current base salary (less the amount, if any, payable to him under the terms of any other severance plan, policy, or program), if we terminate his employment without cause, and he signs a general release of claims. No severance benefits will be payable under the employment agreement with Mr. Callahan if his employment terminates in connection with a sale, merger or other corporate transaction and, due to his receipt of an offer of comparable employment in connection with the transaction, he is not eligible for severance under any severance plan, policy or program. To be eligible for the severance benefits set forth in his employment agreement, Mr. Callahan was required to execute our standard Confidentiality, Proprietary Rights & Non-Solicitation Agreement and must comply with the terms of such agreement.

Michelle M. Guswiler.   We are a party to an at-will employment agreement dated November 15, 2006 with Michelle M. Guswiler, our President, Global Relocation Operations. The employment agreement provides that if we terminate her employment without cause, we will pay to Ms. Guswiler, as severance, a pro rata portion of her bonus and will continue paying her base salary and health benefits until the earlier of 12 months or until she obtains other employment with a base salary equal to or greater than 80% of her annual base salary. These payments are subject to Ms. Guswiler’s execution of a general release of claims and an affirmation of her obligations regarding confidentiality, non-competition and non-solicitation of employees, agents and customers. In addition, if Ms. Guswiler is terminated without cause within two years following a change of control, she will instead receive a payment equal to 12 months base salary and a pro rated bonus for the year of termination. Ms. Guswiler also participates in our MIP, with an annual bonus opportunity of up to 75% of her base salary, and is entitled to participate in all health, welfare and other benefits available to executives of our company, including a company car allowance and personal financial consulting.

J. Michael Kirksey.   We are a party to an at-will employment agreement effective December 13, 2005 with J. Michael Kirksey, our Senior Vice President and Chief Financial Officer. The employment agreement provides that in the event his employment is terminated due to his death or disability, we will pay to Mr. Kirksey, or his beneficiaries, as applicable (i) any accrued and unpaid base salary and vacation earned through the termination date (the “Accrued Obligations”); and (ii) a cash payment (the “Pro-Rata Bonus”) equal to a pro rata potion of his annual bonus under the MIP for our fiscal year that includes the termination date (as determined by the Compensation Committee of our Board). In addition, 50% of any remaining unvested portion of the non-qualified stock option to purchase 200,000 shares of our common stock (the “Option”) and the 60,000 restricted shares of our common stock (the “Restricted Stock”), to be granted to Mr. Kirksey as equity compensation under the employment agreement, subject to approval of the Compensation Committee of our Board, shall vest. In the event his employment is terminated without cause, for good reason, or non-renewal, we will pay to Mr. Kirksey (i) the Accrued Obligations; (ii) the Pro-Rata Bonus; and (iii) his base salary for the period ending on the earlier of (a) twelve months after the termination date or (b) the date he accepts new employment or a consulting arrangement with a base salary or consulting fee equal to or greater than 80% of his base salary, provided that if termination occurs within two years following a change of control, we will pay to Mr. Kirksey a cash payment equal to his base salary. In addition, 50% of any remaining unvested portion of the Option and the Restricted Stock shall vest and Mr. Kirksey will receive continued welfare benefits for the period ending on the earlier of (i) twelve months after the termination date or (ii) the date he accepts new employment with a base salary equal to or greater than 80% of his base salary. In the event we terminate his employment for cause, or he terminates his employment without good reason, we will pay to Mr. Kirksey the Accrued Obligations. In the event his employment with SIRVA is terminated for any reason, Mr. Kirksey will be entitled to receive all amounts payable and benefits accrued under any otherwise applicable plan, policy, program or practice in which Mr. Kirksey was a participant during his employment with us, provided that Mr. Kirksey will not be entitled to receive any payments under any such plan, policy, program or practice providing any bonus, severance or incentive compensation. Except in the event of his death or with respect to payments of the Accrued Obligations, these payments are subject to Mr. Kirksey’s execution of a general release of claims.

Michael B. McMahon.   We are a party to an at-will employment agreement dated March 30, 2004 with Michael B. McMahon, our President, Global Relocation Services. Mr. McMahon received an annual base salary of $281,731 in 2005. Mr. McMahon also participates in the MIP, with a maximum annual bonus opportunity of up to 80% of his base salary. If Mr. McMahon’s employment is terminated by us without cause or by him for good reason, he will continue to receive his base salary and health benefits for one year (or, if earlier, until he obtains other employment) and a pro rata portion of his bonus. These payments are subject to Mr. McMahon’s execution of a general release of claims and an affirmation of his obligations regarding confidentiality, non-competition and non-solicitation of employees, agents and customers. If Mr. McMahon’s employment is terminated without cause within two years following a change of control, we will pay him an amount equal to one time his annual base salary plus a pro rata bonus. Mr. McMahon also is entitled to participate in all health, welfare and other benefits available to executives of our company, including a company car allowance and personal financial consulting.

Ronald L. Milewski.   We are a party to an at-will employment agreement effective December 13, 2005 with Ronald L. Milewski, our Executive Vice President, Restructuring and Chief Risk Officer. If his employment is terminated without cause, Mr. Milewski is eligible to receive an enhanced severance benefit, which includes severance pay at his base salary and continued health benefits until the earlier of one year after his termination date or the time Mr. Milewski obtains new full-time employment. The enhanced severance benefit is subject to Mr. Milewski’s: (i) completion of his assigned duties and responsibilities in a professional and businesslike manner and in accordance with our Code of Business Conduct and related policies and his fiduciary duties, and the absence of any finding that Mr. Milewski materially failed to do so during his employment; (ii) providing us with full cooperation in any and all independent reviews, investigations and proceedings which relate to matters that he had knowledge of during his employment; (iii) maintaining a positive work environment and providing leadership for our associates; (iv) maintaining the confidentiality of the terms of the employment agreement; (v) complying with the terms of his confidentiality agreement with us; and (vi) signing a general release of claims.

Kevin D. Pickford.   Our subsidiary, SIRVA UK Limited, is a party to an employment agreement with Kevin D. Pickford, our President and Managing Director, Europe, which is effective from January 1, 2005 and governs his employment while he is based in the United Kingdom. Mr. Pickford’s base salary was £176,000 in 2005, and he is eligible to participate in the MIP, with a maximum annual bonus opportunity of up to 75% of his annual salary. The agreement provides for certain other benefits, including relocation services, shipping of personal goods to the United Kingdom, storage of personal goods in Australia, payment equal to 12% of Mr. Pickford’s salary to cover certain items which are not suitable for the new home, a housing allowance of £4,000 per calendar month, reduced by any net rental income Mr. Pickford receives from the lease of his property in Melbourne, up to four return air tickets from London to Melbourne in each calendar year of the agreement, an Australian superannuation benefit (SGC), a company car, medical and dental insurance coverage, and eligibility to join the SIRVA UK pension scheme. Mr. Pickford may terminate his employment upon six months prior written notice to us, and we may terminate Mr. Pickford’s employment upon twelve months prior written notice to Mr. Pickford. We also may immediately terminate Mr. Pickford’s employment for cause under certain circumstances. Mr. Pickford agreed not to solicit certain customers or employees of ours for a period of six months following termination of the agreement.

Eryk J. Spytek.   We are a party to an at-will employment agreement dated January 23, 2006 with Eryk J. Spytek, our Senior Vice President, General Counsel and Secretary. Mr. Spytek received an annual base salary of $245,000 in 2006. Mr. Spytek also participates in the MIP, with a maximum annual bonus opportunity of up to 80% of his base salary. For the first year of employment, Mr. Spytek will receive a guaranteed bonus of $91,875. In addition, we have agreed to grant Mr. Spytek (i) non-qualified stock options, which vest ratably over four years, to purchase 30,000 shares of our common stock and (ii) 20,000 restricted shares of our common stock, which vest ratably over five years, as equity compensation under the employment agreement, in each case subject to approval of the Compensation Committee of our Board. Mr. Spytek also is entitled to participate in all health, welfare and other benefits available to executives of our company, including a company car allowance and personal financial consulting. If Mr. Spytek’s employment is terminated by us without cause, we will pay to Mr. Spytek, as severance, a pro rata portion of his bonus and will continue paying his base salary and health benefits for the period ending on the earlier of (a) twelve months after his termination date or (b) the date Mr. Spytek accepts new employment with a base salary equal to or greater than 80% of his base salary; provided that if his termination occurs within two years following a change of control, as defined in the employment agreement, we will pay Mr. Spytek a cash payment equal to his base salary under the employment agreement. These payments are subject to Mr. Spytek’s execution of a general release of claims.

Brian P. Kelley.   We were party to an amended and restated employment agreement dated as of July 8, 2002 with Brian P. Kelley, who served as our President and Chief Executive Officer until April 1, 2007, when he resigned from our company. Under the agreement, Mr. Kelley received an annual base salary of $650,000 in 2005 and participated in the MIP, with a maximum annual bonus opportunity of up to 100% of his base salary. Because Mr. Kelley’s resignation was voluntary, he was not entitled to any payments under his employment agreement after he left our company.

Robert J. Rosing.   We were a party to an employment agreement dated September 5, 2005, with Robert J. Rosing, who served as President-Global Relocation Operations until June 30, 2006, when he resigned as an officer of our company. Under the terms of a separation and consulting agreement that we entered into with Mr. Rosing on August 15, 2006 that is effective as of December 31, 2006, Mr. Rosing remained our employee until December 31, 2006, providing services to us on special projects. Under the separation and consulting agreement, we will pay severance pay and benefits to Mr. Rosing during the twelve-month period beginning on December 31, 2006, including (1) severance pay of $290,000, (2) certain health benefits, (3) a company car allowance, (4) a one-time lump-sum payment of $270,934 (before payroll taxes and withholdings) payable no later than March 15, 2007, and (5) reimbursement of up to $10,000 in the aggregate for financial planning and legal fees related to the separation and consulting agreement.

Todd W. Schorr.   We were party to an at-will employment agreement dated May 30, 2000 with Todd W. Schorr, who served as our Senior Vice President, Human Resources until April 30, 2007, when he resigned from our company. Under the agreement, Mr. Schorr received an annual base salary of $245,000 in 2005. Mr. Schorr also participated in the MIP, with a maximum annual bonus opportunity of up to 80% of his base salary. If Mr. Schorr’s employment was terminated by us without cause, he would continue to receive his base salary and health benefits for one year (or, if earlier, until he obtains other employment). These payments were subject to Mr. Schorr’s execution of a general release of claims and standard provisions regarding non-solicitation of employees, agents and customers. Mr. Schorr also was entitled to participate in all health, welfare and other benefits available to executives of our company, including a company car allowance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Equity Sponsor

Clayton, Dubilier & Rice, Inc., a private investment firm organized as a Delaware corporation (“CD&R”), manages a series of investment funds, including Fund V and Fund VI (“CD&R Funds”). The CD&R Funds, both of which are Cayman Islands exempted limited partnerships, are our two largest stockholders. Fund V and Fund VI own 23.10% and 9.60%, respectively, of our outstanding common stock, as of May 1, 2007.

The general partner of Fund V is Associates V, a Cayman Islands exempted limited partnership. The managing general partner of Associates V is Investment Associates II, a Cayman Islands exempted company. The general partner of Fund VI is Associates VI, a Cayman Islands exempted limited partnership. The managing general partner of Associates VI is Investment Associates VI, a Cayman Islands exempted company. See also “Security Ownership of Certain Beneficial Owners and Management.”

One of our directors, Thomas E. Ireland, is a principal of CD&R, a limited partner of Associates V and Associates VI, and a stockholder and director of Investment Associates II and Investment Associates VI.

Consulting Agreement

SIRVA, North American Van Lines, Inc., our wholly owned subsidiary (“NAVL”), and CD&R are parties to an amended and restated consulting agreement, dated as of January 1, 2001, pursuant to which CD&R provides us with financial advisory and management consulting services. CD&R receives a management fee of approximately $1.0 million annually and reimbursement for certain expenses, which we review on an annual basis. CD&R has waived the management fee for the year ended December 31, 2006 and the year ending December 31, 2007.

Indemnification Agreement

SIRVA, NAVL, CD&R and Fund V have entered into an indemnification agreement, dated as of March 30, 1998, pursuant to which we have agreed to indemnify CD&R, Fund V, any other investment vehicle managed by CD&R, their respective directors, officers, partners, employees, agents and controlling persons, against certain liabilities arising under federal securities laws, liabilities arising out of the performance of the consulting agreement and certain other claims and liabilities.

Notes Offering

On September 29, 2006, we sold $75 million aggregate principal amount of our 10.0% convertible notes due 2011 (the “Notes”), pursuant to the terms of a securities purchase agreement, dated as of September 25, 2006, to ValueAct Capital and MLF Offshore. ValueAct Capital and MLF Offshore own 9.64% and 7.31%, respectively, of our outstanding common stock as of May 1, 2007. On September 29, 2006, we also sold to ValueAct Capital one share of our series A preferred stock, representing all of the issued and outstanding shares of series A preferred stock. See also “Security Ownership of Certain Beneficial Owners and Management.”

We have also entered into a registration rights agreement, dated as of September 29, 2006 (the “Registration Rights Agreement”), with ValueAct Capital and MLF Offshore. Pursuant to the terms of the Registration Rights Agreement, we have agreed to use our reasonable best efforts to file with the SEC and cause to become effective within specified deadlines, a shelf registration statement with respect to the resale of shares of convertible perpetual preferred stock issuable upon conversion of the Notes and shares of common stock issuable upon conversion of such preferred stock. The holders of these securities are also entitled to piggy-back registration rights in underwritten public offerings of our equity securities, or securities or other obligations exercisable, exchangeable or convertible into equity securities, for a period of five years after the Notes convert into the preferred stock. If we are unable to comply with certain of our obligations under the Registration Rights Agreement, the dividend rate or accretion rate applicable to the convertible perpetual preferred stock may be increased by 0.50% per annum. We have also agreed to pay all fees and expenses of registration under the Registration Rights Agreement other than underwriting discounts and commissions.

One of our directors, Peter H. Kamin, is a partner of ValueAct Capital Management, L.P., the manager of ValueAct Capital. Mr. Kamin was elected to our Board pursuant to the terms of our series A preferred stock. See “Board Structure and Corporate Governance Principles—Series A Preferred Stock Director Election Rights.”

Corporate Governance Guidelines

We have not adopted formal procedures to specifically protect the interests of our minority stockholders in relation to future transactions with our principal stockholders. However, our Board has adopted corporate governance guidelines, which require each director to avoid taking actions or having interests that might result in a conflict of interest with our interests. Each director is required to ethically handle all actual or apparent conflicts of interest between personal and professional relationships, including promptly informing the Corporate Secretary if such a conflict arises and recusing himself or herself from any discussion or decision affecting his or her personal interests. Accordingly, our directors who are employees or partners of CD&R or ValueAct Capital, will be required to recuse themselves from any discussion or decision regarding any transaction with the respective principal stockholders. These guidelines do not, by themselves, prohibit transactions with our principal stockholders.

Registration and Participation Agreement

In addition to the Registration Rights Agreement described above, certain holders of shares of our common stock and options to purchase shares of our common stock, including executive officers and key employees, are entitled to the following registration rights for the shares of common stock held by them or issuable upon exercise of options to purchase our common stock under a registration and participation agreement, dated as of March 30, 1998, between SIRVA and Fund V, as amended:

•       holders constituting at least 20% of the total shares of these registrable securities may request that we use our best efforts to register such securities for public resale, and

•       if we register any common stock at any time, either for our account or for the account of any stockholder, the holders of registrable securities are entitled to request that we use our best efforts to include the number of their shares of common stock, which in the opinion of the underwriters, can be sold.

In most cases, we will bear all registration expenses (other than underwriting discounts), including the fees and expenses of counsel to the selling stockholders. Members of management generally do not have registration rights under the registration and participation agreement for shares of our common stock issued upon exercise of options if we have registered such shares under the Securities Act.

If we file a registration statement under the Securities Act with respect to a public offering of our common stock, no holders of our common stock prior to such registration are permitted to effect any public sale or distribution of any shares of such stock during the 20 days before and the 180 days after the effective date of the registration statement (other than as part of the public offering).

Other Arrangements

On July 1, 2002, we entered into a ten-year agreement for outsourcing services with Covansys Corporation (“Covansys”) and Affiliated Computer Services, Inc. to provide outsourcing services for our domestic information systems infrastructure, including data center operations, telecommunications and certain application software development. Covansys is a related party, as approximately 16.8% of its outstanding common stock is owned by Fund VI. At December 31, 2005, the remaining total purchase commitment to Covansys was $37.5 million. We incurred expense of $9.0 million to Covansys for the year ended December 31, 2005.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

SIRVA’s executive compensation program is administered by the Compensation Committee of the Board. The Compensation Committee, which is composed solely of independent non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for its executive officers. The Compensation Committee has prepared the following report on executive compensation for 2005.

Compensation Philosophy

SIRVA’s compensation philosophy is as follows:

•       Pay should be directly linked and highly differentiated based on the success of SIRVA, business segment, team and individual performance.

•       The design and administration of the compensation programs should be guided by, and supportive of, SIRVA’s leadership traits and core values.

•       Compensation design should drive the culture of a true meritocracy, and programs should be targeted to incent superior performance

Executive Compensation Practices

In 2005, the Compensation Committee surveyed the executive compensation practices of fifteen companies involved in transportation and business services. The Compensation Committee’s practice is to target direct compensation opportunities for SIRVA’s executives at the median of total direct compensation of surveyed companies. As a result, actual realized compensation may reach the upper quartile of total direct compensation of surveyed companies for superior performance, and conversely, realized compensation may fall below median if performance targets are missed and/or total shareholder return lags that of surveyed companies. Total direct compensation includes base pay, short-term bonus and long-term incentives. Overall, individual performance is generally measured against the following factors, which may vary as required by business conditions or segments:

•       long-term strategic goals;

•       short-term business goals;

•       revenue, profit, and cash generation;

•       customer satisfaction;

•       new business creation;

•       total stockholder return;

•       the development of employees; and

•       fostering a high integrity, performance based culture consistent with the organization’s traits and values.

In setting the goals and measuring an executive’s performance against those goals, SIRVA considers performance against internally established targets, performance relative to surveyed companies, and the general economic and market conditions under which SIRVA operates. Performance goals are weighted to reflect the relative importance of each metric.

Components of Executive Compensation

The compensation program for executive officers consists of the following four components:

•       base salary;

•       short-term incentive;

•       long-term incentives; and

•       benefits.

Base Pay

Base pay is baseline cash compensation and is determined by the competitive market and individual performance. Base pay for each executive officer is established annually based on an analysis of competitive market rates and an assessment of each executive’s performance, importance to SIRVA and relative skill set.

Short-Term Incentives

The SIRVA, Inc. Management Incentive Plan provides for cash and/or stock-based awards to be paid annually when specific performance targets are achieved. During 2005, the executive officers participated in the Management Incentive Plan. Actual bonuses paid to executive officers are based on earnings growth targets, cash generation targets, and strategic and leadership initiatives goals for each business. In 2005, the Compensation Committee exercised the discretionary payment option in a need to retain key talent and recognize those individuals with outstanding performance, even though applicable performance targets were not achieved. The average payment was 37% of the individual’s annual target bonus.

Long-Term Incentives

The long-term incentive program is designed to encourage creation of long-term value for our stockholders and equity ownership by our executives. During 2005, SIRVA did not make any stock option grants under the SIRVA, Inc. Omnibus Stock Incentive Plan. At the time a grant is made, each grant allows the officer to acquire shares of SIRVA’s common stock, generally subject to the completion of a specified vesting period, and continued employment with SIRVA. These shares may be acquired at a fixed price per share (the closing market price on the day before the grant date) over a seven-year period. An executive’s target grant opportunity is determined based on competitive market conditions, the position of the executive, and individual and business unit performance. Actual awards to each executive, if any, are structured to reflect the historic and expected future performance of the executive, the importance of each position to SIRVA and difficulty of finding a suitable replacement, and the executive’s potential.

Benefits

The global benefits philosophy provides employees protection from catastrophic events and offers health and welfare benefits typical in the given country in which SIRVA operates. Where applicable, employees are responsible for managing benefit choices, balancing their own level of risk and return. During 2005, SIRVA offered medical and other benefits to its executives that are generally available to other SIRVA employees. SIRVA generally provides a limited number of perquisites to its executives, such as car and financial planning allowances. See “Executive Compensation—Summary Compensation Table,” footnote 1 for further details.

Policy Regarding Compensation in Excess of $1 Million a Year

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to SIRVA’s Named Executive Officers. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance based” as defined in section 162(m) of the Code. In addition, under a special rule that applies to corporations that become public through an initial public offering, this limitation generally will not apply to compensation that is paid pursuant to any of our compensation plans, programs, or policies, before the first meeting of our stockholders in 2007 at which directors will be elected. Accordingly, SIRVA is not currently subject to the section 162(m) limitation, but certain compensation paid to SIRVA’s Named Executive Officers will become subject to this limitation after this meeting if shareholders do not approve those plans that are being submitted for our shareholders’ consideration and approval. See Proposals No. 2 and 3 above.

Stock Ownership Guidelines

SIRVA believes that stock ownership among senior management is an important means of aligning the interests of management with those of shareholders. Accordingly, SIRVA intends to develop a formal stock ownership program in which senior executives will be expected to acquire and accumulate significant levels of share ownership. This program is expected to be adopted during 2007 and will include minimum ownership targets and a requirement that executives retain in stock specified portions of any equity compensation gains attributable to the exercise of stock options.

Compensation for the Chief Executive Officer

Brian P. Kelley served as President and Chief Executive Officer from August 2002 through March 2007. In determining Mr. Kelley’s salary and target annual and long-term incentive award opportunities, the Compensation Committee surveyed the total direct compensation for chief executive officers of selected transportation and business services companies. During 2005, Mr. Kelley received a salary that was set at an annual rate of $650,000.

In setting both the cash-based and equity-based elements of Mr. Kelley’s compensation for 2005, the Compensation Committee made an overall assessment of Mr. Kelley’s leadership in establishing SIRVA’s long-term and short-term strategic, operational and business goals. Mr. Kelley’s total compensation reflects a consideration of competitive forces, SIRVA’s financial performance, and Mr. Kelley’s individual contributions and performance. For 2005, Mr. Kelley’s target annual bonus was equal to 100% of salary. He was paid a discretionary bonus in 2005 which was equal to 50% of his annual target bonus.

Submitted by:

Compensation Committee*

General Sir Jeremy Mackenzie

*                    As of December 31, 2005, the Compensation Committee consisted of Kathleen J. Affeldt, General Sir Jeremy Mackenzie and Axel Rückert. These individuals were responsible for performing the Compensation Committee’s duties and responsibilities during 2005. Mr. Rückert resigned from the Board in June 2006 and Ms. Affeldt resigned from the Board in April 2007.

Compensation Committee Interlocks and Insider Participation

Throughout 2005, Ms. Affeldt, General Sir Jeremy Mackenzie and Axel Rückert served on the Compensation Committee of our Board. Mr. Rückert resigned from our Board effective June 30, 2006, and Ms. Affeldt resigned from our Board effective April 30, 2007. Messrs. Smialowski and Stocker joined the Compensation Committee on July 31, 2006 and February 3, 2006, respectively. Mr. Stocker resigned from our Board effective April 16, 2007. John R. Miller and Robert J. Dellinger joined the Compensation Committee on May 1, 2007, and Mr. Smialowski was appointed Chairman of the Compensation Committee effective May 1, 2007. None of the members of our Compensation Committee:

•       was an officer or employee of SIRVA or any of its subsidiaries,

•       was formerly an officer of SIRVA or any of its subsidiaries, or

•       had any relationship requiring disclosure by us under Item 404 of Regulation S-K.

Additionally, during 2005, none of our executive officers or directors served as a member of the board of directors, or any compensation committee thereof, of any other entity such that the relationship would require disclosure by SIRVA under Item 404 of Regulation S-K.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board has reviewed the quality and integrity of SIRVA’s financial reporting and other internal control processes, the quality and integrity of its financial statements, its compliance with legal and regulatory requirements and its code of conduct, the qualifications and independence of its independent auditors, the performance of its internal audit function and independent auditors and other significant financial matters. Each of the Audit Committee members satisfies the definition of independent director as established in the NYSE corporate governance listing standards. In accordance with section 407 of the Sarbanes-Oxley Act, SIRVA identified Frederic F. Brace, Robert J. Dellinger, Robert W. Nelson, Carl T. Stocker and Robert W. Tieken as the Audit Committee’s “Financial Experts.” Mr. Stocker served as Chairman of the Audit Committee throughout 2005 and resigned as Chairman in December 2005. Mr. Nelson served as Chairman of the Audit Committee from January 1, 2006 until his resignation on December 13, 2006. Mr. Nelson was replaced by Mr. Tieken, effective December 13, 2006. Mr. Tieken served as Chairman of the Audit Committee until he resigned from the committee on March 8, 2007 and was replaced by Mr. Brace. SIRVA operates with a January 1 to December 31 fiscal year. The Audit Committee met 7 and 11 times, including telephone meetings, during the 2005 and 2006 fiscal years, respectively.

The Board adopted a written charter for the Audit Committee in 2002, which was subsequently amended and restated on November 24, 2003 and March 10, 2005. The Committee operated under those charters during the 2005 and 2006 fiscal years. The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act, the rules of the SEC, the corporate governance listing standards of the NYSE regarding audit committee policies, and the Committee’s charter with respect to these requirements.

The Audit Committee intends to further amend its charter, if necessary, as the rules and standards evolve to reflect any additional requirements or changes. You can access the latest charter at www.sirva.com or by writing to us at SIRVA, Inc., 700 Oakmont Lane, Westmont, Illinois 60559, Attention: Investor Relations.

The Audit Committee has reviewed SIRVA’s audited consolidated financial statements and discussed such statements with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, SIRVA’s independent auditors during the 2005 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee also received from management the CEO/CFO financial reporting and disclosure certifications required by the Sarbanes-Oxley Act and SEC rules relating thereto and has reviewed and discussed with management the processes in place to provide such certifications.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP its independence from SIRVA. Based on the review and discussions noted above, the Audit Committee recommended to the Board that SIRVA’s audited consolidated financial statements be included in SIRVA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (including the restated results for the years 2000 through 2004), and be filed with the SEC.

Submitted by:

Audit Committee

Frederic F. Brace, Chairperson
Robert J. Dellinger
Laban P. Jackson
Robert W. Tieken*

*                    Mr. Tieken resigned from the Audit Committee on March 8, 2007, but continues to serve as a director of SIRVA.

Fees Paid to PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, Chicago, Illinois (“PwC”) was retained to serve as our independent registered public accounting firm for the fiscal years ended December 31, 2004 and 2005. Fees billed to us by PwC for services rendered during fiscal years 2004 and 2005 were as follows:

	2005	2004
	($ in millions)
Audit fees*	$6.1	$3.8
Audit-related fees**	$6.8	$0.5
Tax fees***	$1.4	$0.8
All other fees	$0.4	$0.1

*                    Includes $0.2 million in 2004 for audit fees associated with our secondary offering of common stock.

**             Includes $6.8 million in 2005 for special investigation services.

***      Tax fees primarily consist of tax compliance services.

Audit Fees:   Consists of fees billed for professional services rendered for the audit of SIRVA’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees:   Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of SIRVA’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees:   Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, assistance with customs and duties audits, expatriate tax services, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning and for individual income tax preparation.

All Other Fees:   Consists of fees for all other services other than those reported above. These services include benchmarking surveys and specialized consulting. SIRVA’s intent is to minimize services in this category.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Since December 12, 2002, the Audit Committee of our Board has pre-approved all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting. Prior to December 12, 2002, SIRVA did not have a pre-approval process.

The Audit Committee considered whether the provision of each of the above-referenced non-audit services by PwC was compatible with maintaining the independence of PwC and concluded that such independence has been maintained.

Changes in SIRVA’s Certifying Accountant

On October 11, 2006, the Audit Committee of the Board selected Ernst & Young LLP (“Ernst & Young”) to serve as SIRVA’s independent registered public accounting firm for the fiscal year ended December 31, 2006. The Board concurred with the Audit Committee’s selection.

PwC continued to serve as SIRVA’s independent registered public accounting firm for the year ended December 31, 2005. In the course of preparing its 2005 financial results, SIRVA identified errors that required adjustment to previously reported financial results. As a result, the financial statements contained in SIRVA’s Form 10-K for the year ended December 31, 2004 (the “2004 Form 10-K”) could not be relied upon (see SIRVA’s Form 8-K filed with the SEC on May 16, 2006). On January 17, 2007, SIRVA filed an amendment to the 2004 Form 10-K to correct the errors (the “Amended 2004 Form 10-K”). PwC continued its audit of SIRVA’s financial statements for the year ended December 31, 2005, and on January 31, 2007, SIRVA filed its Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”).

The Audit Committee’s selection of Ernst & Young to serve as SIRVA’s independent registered public accounting firm for the fiscal year ended December 31, 2006 resulted in the dismissal of PwC upon PwC’s completion of its audit engagement for the year ended December 31, 2005.

The independent registered public accounting firm’s reports of PwC on SIRVA’s financial statements for the years ended December 31, 2004 and 2005 included in SIRVA’s Amended 2004 Form 10-K and 2005 Form 10-K did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles; however, the reports of PwC on SIRVA’s financial statements included in the Amended 2004 Form 10-K and 2005 Form 10-K, each included an explanatory paragraph concerning the restatement of SIRVA’s financial statements for the years ended December 31, 2004, 2003 and 2002.

In connection with PwC’s audits of SIRVA’s financial statements for each of the fiscal years ended December 31, 2003 and 2004 (collectively, the “Initial Audits”) and through October 11, 2006, the period preceding PwC’s dismissal, there were no disagreements between SIRVA and PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matters in their reports, or resulted in a decision by PwC to resign or refuse to stand for re-election.

In connection with the Initial Audits and through October 11, 2006, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K of the Exchange Act, except that PwC advised SIRVA that material weaknesses existed in SIRVA’s internal control over financial reporting for 2004. The material weaknesses identified for the year ended December 31, 2004 in the 2004 Form 10-K were as follows:

•       SIRVA did not maintain an effective control environment;

•       SIRVA did not maintain effective controls over the financial reporting process due to (1) an insufficient complement of personnel with an appropriate level of accounting knowledge, experience and training in the application of generally accepted accounting principles commensurate with its global financial reporting requirements and the complexity of SIRVA’s operations and transactions and (2) a lack of appropriately designed and documented company-wide policies and procedures;

•       SIRVA did not maintain effective controls over the complete and accurate recording of leases;

•       SIRVA did not maintain effective controls over the complete and accurate recording of purchase business combinations;

•       SIRVA did not maintain effective controls over the complete and accurate recording of contracts for insurance and reinsurance related transactions within its Network Services segment;

•       SIRVA did not maintain effective controls over the complete and accurate recording of revenue within its Global Relocation Services segment;

•       SIRVA did not maintain effective controls over the complete and accurate recording of receivable securitization transactions within its Global Relocation Services segment;

•       SIRVA did not maintain effective controls over the complete recording of customer incentive and agent commission liabilities;

•       SIRVA did not maintain effective controls over the valuation of accounts receivable within its Network Services segment;

•       SIRVA did not maintain effective controls over the complete recording of severance and other stock-based compensation accruals;

•       SIRVA did not maintain effective controls over reconciliations of certain financial statement accounts;

•       SIRVA did not maintain effective controls over the recording of journal entries, both recurring and non-recurring;

•       SIRVA did not maintain effective controls over the complete and accurate recording and monitoring of intercompany accounts; and

•       SIRVA did not maintain effective controls over spreadsheets.

For further discussion of these material weaknesses, see Item 9A, “Controls and Procedures” and the independent registered public accounting firm’s report in the 2004 Form 10-K.

In addition, in connection with the filing of the Amended 2004 Form 10-K, management revised the material weaknesses described in the 2004 Form 10-K. See Item 9A, “Controls and Procedures” and the independent registered public accounting firm’s report in the Amended 2004 Form 10-K. Further, PwC advised SIRVA that material weaknesses existed in SIRVA’s internal control over financial reporting for 2005. For a discussion of these material weaknesses, see Item 9A, “Controls and Procedures” and the independent registered public accounting firm’s report in the 2005 Form 10-K.

During the fiscal years ended December 31, 2003 and 2004, and through October 11, 2006, neither SIRVA nor anyone acting on its behalf consulted Ernst & Young regarding SIRVA’s consolidated financial statements for the years ended December 31, 2003, 2004 or 2005 for (1) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on SIRVA’s consolidated financial statements or (2) any matter that was either the subject of a disagreement with PwC on accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matter in its report, or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K of the Exchange Act. SIRVA provided Ernst & Young with a copy of this proxy statement prior to filing it with the SEC.

Incorporation by Reference

The Report of the Compensation Committee of the Board on Executive Compensation and the Audit Committee Report (including reference to the independence of the Audit Committee members) above and the following Stock Price Performance Graph are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by SIRVA under the Securities Act or the Exchange Act, except to the extent that SIRVA specifically incorporates such information by reference.

STOCK PRICE PERFORMANCE GRAPH

The graph below shows the 110-week cumulative total stockholder return assuming the investment of $100 (and the reinvestment of any dividends thereafter) on November 25, 2003, the first trading day of SIRVA’s common stock, in each of SIRVA’s common stock, the S&P 500 Index, and a peer group, based on Dow Jones Transportation Index. SIRVA’s stock price performance shown in the following graph is not indicative of future stock price performance.

Comparison of 110-weeks (11/25/03 to 12/31/05) Cumulative Total Return Among
SIRVA, Inc., The S&P 500 Index and the Dow Jones Transporation Index

YOU MAY RECEIVE A COPY OF SIRVA’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 WITHOUT CHARGE BY SENDING A WRITTEN REQUEST TO SIRVA, INC., 700 OAKMONT LANE, WESTMONT, ILLINOIS 60559, ATTN: INVESTOR RELATIONS.

By Order of the Board

Eryk J. Spytek
Senior Vice President, General Counsel and Secretary

Dated: May 7, 2007

Appendix A

SIRVA INC.
MANAGEMENT INCENTIVE PLAN
(Effective as of January 1, 2003)
(Amended and Restated March 31, 2007)

1.   Purpose.

The purposes of the Plan are to enable the Company and its Subsidiaries to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance. In addition, the Plan has been established to improve employee accountability for the financial performance of SIRVA and its Subsidiaries and to supplement the compensation packages offered by the Company with an incentive bonus for those Participants who achieve specific performance objectives. The Plan is also designed to assure that amounts paid to certain executive officers of SIRVA and its Subsidiaries will not fail to be deductible by the Company for Federal income tax purposes because of the limitations imposed by section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder.

2.   Definitions.

Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.

          (a)  “Board” shall mean the Board of Directors of the Company.

          (b)  “Committee” shall mean the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof consisting of two or more directors each of whom is an “outside director” within the meaning of Section 162(m), and “independent” under the New York Stock Exchange listing requirements.

          (c)  “Company” shall mean SIRVA, Inc, a Delaware corporation, and any successor thereto.

          (d)  “Covered Employee” shall have the meaning set forth in Section 162(m).

          (e)  “Participant” shall mean (i) each Covered Employee and (ii) each other executive officer or key employee of the Company or a Subsidiary whom the Committee designates as a participant under the Plan.

           (f)  “Performance Period” shall mean each fiscal year of the Company or shorter period, as determined by the Committee.

          (g)  “Plan” shall mean this SIRVA, Inc. Management Incentive Plan, as set forth herein and as amended from time to time.

          (h)  “Section 162(m)” shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (including any proposed regulations).

           (i)  “Subsidiary” means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

3.   Administration.

The Committee shall administer and interpret the Plan and shall establish such rules and procedures for its administration as it deems necessary or appropriate, provided that, in no event, shall the Plan be administered or interpreted in a manner which would cause any award intended to be qualified as performance-based compensation under Section 162(m) to fail to so qualify. The Committee shall establish the performance objectives for any Performance Period in accordance with Section 4 and certify whether such performance objectives have been obtained. Any determination, interpretation or other action made or taken by the Committee under the Plan shall be final, conclusive and binding. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct. The authority granted to the Committee pursuant to this Section 3 includes, but is not limited to, the ability to do any of the following: (i) to cause to be prepared all forms necessary or appropriate for the administration of the Plan; (ii) to keep appropriate books and records relating to the Plan; (iii) to determine amounts to be disbursed to Participants under the provisions of the Plan; (iv) to determine consistent with the provisions of the Plan, all questions of eligibility, rights, and status of Participants under the Plan; and (v) to interpret, in its sole discretion, all disputed questions of Plan interpretation and benefit eligibility.

4.   Bonuses.

(a)   Performance Criteria.

           (i)  Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m)), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such Performance Period. Unless the Committee determines at the time of grant not to qualify the award as performance-based compensation under Section 162(m), any such performance objectives will be based upon the achievement of one or more of the following criteria, as determined by the Committee: (i) revenue growth; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings before interest, taxes and amortization; (iv) operating income; (v) pre- or after-tax income; (vi) cash flow; (vii) cash flow per share; (viii) net earnings; (ix) earnings per share; (x) return on equity; (xi) return on invested capital; (xii) return on assets; (xiii) economic value added (or an equivalent metric); (xiv) share price performance; (xv) total shareholder return; (xvi) improvement in or attainment of expense levels; (xvii) improvement in or attainment of working capital levels; (xviii) debt reduction; or (xiv) strategic and leadership goals (provided, however, that from and after January 1, 2007, strategic and leadership goals must be (a) able to be objectively determined for each participant such that an award based in whole or part on strategic and leadership goals would not fail to qualify as “qualified performance based compensation” under Treas. Reg. 1.162-27(e) promulgated under Section 162(m) of the Code, or (b) such goals are used solely by the Committee for the purposes of exercising its negative discretion pursuant to Section 4(d) hereof).

          (ii)  Any of the performance objectives set forth above may measure performance on a Company wide basis or with respect to one or more business units, divisions or Subsidiaries, and either in absolute terms, relative to the performance of one or more similarly situated companies, relative to the performance of an index covering a peer group of companies, or other external measure of the selected performance criteria.

        (iii)  In the application of performance objectives to bonus determinations under the Plan, the Committee may (i) make adjustments it deems advisable in order to give consideration to changes made in accounting rules, principles or methods, or extraordinary events, and make adjustments to financial performance measures in recognition of such occurrences, (ii) exclude special charges, restructuring charges, discontinued operations and unusual or infrequent accounting adjustments, restatements or reclassifications which they deem significant; provided that such adjustments are identified in the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent annual report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act; and provided further that any such adjustments or exclusions are stated and taken into account at the time the performance objectives for a particular Performance Period are determined in accordance with Section 4(a)(i) hereof.

(b)   Maximum Amount Payable.   If the Committee certifies in writing that any of the performance objectives established for the relevant Performance Period under Section 4(a) has been satisfied, each Participant who is employed by the Company or one of its Subsidiaries on the last day of the Performance Period for which the bonus is payable shall be entitled to receive an annual bonus in an amount not to exceed $3 million.

(c)   Partial Year Participation and Termination.

           (i)  If an employee becomes a Participant with respect to any Performance Period after the beginning of such Performance Period, such Participant shall receive, if and when payments with respect to bonuses for such Performance Period are made under Section 5 hereof, a payment equal to a fraction of the value, as determined by the Committee pursuant to Section 4, of such Participant’s bonus (if any) with respect to such Performance Period. The numerator of such fraction shall be the number of days that such Participant was a Participant during such Performance Period and the denominator shall be the total number of days in such Performance Period.

          (ii)  Unless otherwise determined by the Committee in its sole discretion at the time the performance criteria are selected for a particular Performance Period in accordance with Section 4(a), if a Participant’s employment terminates for any reason prior to the date on which a bonus is paid hereunder, such Participant shall forfeit all rights to any and all bonuses which have not yet been paid under the Plan; provided that if a Participant’s employment terminates as a result of death, disability or retirement (as defined under any retirement plan of the Company or a Subsidiary) after the end of a Performance Period but prior to the date on which a bonus is paid hereunder in respect of such Performance Period, such Participant shall be entitled to receive a bonus in accordance with the terms of the Plan.

        (iii)  If, after the beginning of a Performance Period, a Participant is promoted, demoted, transferred or otherwise moved to a different salary band level or other Plan eligibility level within the Company, the Committee, in its sole discretion, may adjust the bonus that such Participant is entitled to receive hereunder for such Performance Period such that the Participant shall receive, if and when payments with respect to bonuses for such Performance Period are made under Section 5 hereof, (a) a payment based on the Participant’s higher salary band level and/or other eligibility level, as the case may be, (b) a pro rated bonus based on the Participant’s number of days at each salary band or other eligibility level, based on either the Participant’s highest salary level or average base salary, as determined by the Committee, or (c) such other method as the Committee deems appropriate, in each case as otherwise determined in accordance with this Section 4.

         (iv)  Notwithstanding the foregoing, if a Participant’s employment terminates for any reason other than for cause prior to the date on which the bonus is paid hereunder, the Committee, in its discretion, may waive any forfeiture pursuant to Section 4(c) in whole or in part.

(d)   Negative Discretion.   Notwithstanding anything else contained in Section 4(b) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4(b) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(b).

(e)   Affirmative Discretion.   Notwithstanding any other provision in the Plan to the contrary, (i) the Committee shall have the right, in its discretion, to pay to any Participant who is not a Covered Employee a bonus for the year in which the amount paid would ordinarily be deductible by the Company for federal income tax purposes in an amount up to the maximum bonus payable under Section 4(b), based on individual performance or any other criteria that the Committee deems appropriate and (ii) in connection with the hiring any person who is or becomes Covered Employee, the Committee may provide for a minimum bonus amount in any Performance Period, regardless of whether performance objectives are attained.

(f)   Committee Minutes.   Once determined in accordance with the terms of the Plan, the performance objectives, Performance Period, goals and payout schedules determined in accordance with this Section 4 shall be included in the Committee’s minutes relating to the meeting at which such objectives and goals were so determined.

5.   Payment.

Except as otherwise provided hereunder, payment of any bonus amount determined under Section 4 (less the appropriate withholding taxes) shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained (or, in the case of any bonus payable under the provisions of Section 4(e), after the Committee determines the amount of any such bonus). Notwithstanding the foregoing, payment of any bonus amount under the Plan shall be made no later than March 15 of the year following the end of the applicable Performance Period, unless deferred as provided in Section 6.

6.   Form of Payment.

The Committee shall determine whether any bonus payable under the Plan is payable in cash, in shares of the Company’s common stock awarded pursuant to the SIRVA, Inc. Omnibus Stock Incentive Plan (the “Omnibus Plan”), or in any combination thereof. Except as provided below, any shares of the Company’s common stock issued in respect of bonuses under the Plan may be awarded in any form or forms permitted under the Omnibus Plan, and shall be subject to the terms and conditions of the Omnibus Plan. Payments made under the Plan, regardless of whether in cash or in shares of the Company’s common stock under the Omnibus Plan, may be eligible for deferral pursuant to the Omnibus Plan or under any plan maintained by the Company or a Subsidiary allowing for deferral of compensation, in each case in accordance with the terms and conditions of such plans and applicable law.

7.   General Provisions.

(a)   Effectiveness of the Plan.   Subject to the approval by the shareholders of the Company, the Plan shall be effective with respect to calendar years beginning on or after January 1, 2003, and shall continue until terminated by the Board pursuant to Section 7(b) hereof; provided that, to the extent required by applicable law, the material terms and conditions of the Plan shall be presented to the shareholders of the Company for re-approval at the 2007 annual meeting of shareholders and on the fifth anniversary of such meeting and on each successive fifth anniversary thereafter during the term of the Plan.

(b)   Amendment and Termination.   Notwithstanding Section 7(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m).

(c)   No Right of Continued Employment of Participant.   Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future bonuses under this Plan.

(d)   Beneficiary Designation.   Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by his or her estate.

(e)   No Limitation on Corporate Actions.   Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(f)   Nonalienation of Benefits.   No Participant or beneficiary shall have the power or right to transfer, assign, pledge or otherwise encumber the Participant’s interest under the Plan, except by will or the laws of descent and distribution. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or legal representatives.

(g)   Withholding.   Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

(h)   Severability.   If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(i)   Governing Law.   The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflict of laws.

(j)   Headings.   Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

Appendix B

SIRVA, INC.
OMNIBUS STOCK INCENTIVE PLAN

ARTICLE I
PURPOSES

The purposes of the Plan are to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase shareholder value by (a) motivating superior performance by Participants, (b) providing Participants with an ownership interest in the Company, and (c) enabling the Company and the Subsidiaries to attract and retain the services of outstanding Employees upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

ARTICLE II
DEFINITIONS

2.1   Certain Definitions.   Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Adjustment Event” means any dividend payable in capital stock, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock.

“Affiliate” means, with respect to any person, any other person controlled by, controlling or under common control with such person.

“Alternative Award” has the meaning given in Section 9.2.

“Award” means any Option, Stock Appreciation Right, Performance Stock, Performance Unit, Restricted Stock, Restricted Stock Unit, or Deferred Stock granted pursuant to the Plan, including an Award combining two or more types in a single grant.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee pursuant to the Plan.

“Business” has the meaning given in Section 5.10.

“Board” means the Board of Directors of the Company.

“Cause” means, except as otherwise defined in an Award Agreement, with respect to any Participant (as determined by the Committee in its sole discretion) (i) the continued and willful failure of the Participant substantially to perform the duties of his or her employment for the Company or any Subsidiary (other than any such failure due to the Participant’s Disability); (ii) the Participant’s engaging in willful or serious misconduct that has caused or could reasonably be expected to result in material injury to the Company or any of its Subsidiaries or Affiliates, including, but not limited to by way of damage to the Company’s or a Subsidiary’s reputation or public standing; (iii) the Participant’s conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony; or (iv) the Participant’s material violation or breach of the Company’s or any Subsidiary’s code of conduct or ethics or other Company policy or rule or the material breach by the Participant of any of his or her obligations under any written covenant or agreement with the Company or any of its Subsidiaries or Affiliates; provided that, with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Cause” shall have the meaning specified in such Participant’s employment agreement.

“CD&R Fund” means the Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor or other investment vehicle managed by Clayton, Dubilier & Rice, Inc.

“Change in Control” means the first occurrence of any of the following events after the effective date of the Plan:

          (a)  the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries, the CD&R Fund or any Affiliate of the CD&R Fund, of 50% or more of the combined voting power of the Company’s then outstanding voting securities;

          (b)  within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (b);

          (c)  the merger or consolidation of the Company as a result of which persons who were stockholders of the Company, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

          (d)  the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation a result of which persons who were stockholders of the Company immediately prior to such liquidation own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event; and

          (e)  the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company or the CD&R Fund.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

“Change in Control Price” means the price per share offered in conjunction with any transaction resulting in a Change in Control on a fully-diluted basis (as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash).

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board, which shall consist solely of two or more (i) “outside directors” within the meaning of Treas. Reg. Sec. 1.162 27 promulgated under section 162(m) of the Code and any successor regulation, and (ii) “Non Employee Directors” within the meaning of Rule 16b 3 promulgated under the Exchange Act.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” means SIRVA, Inc., a Delaware corporation, and any successor thereto.

“Deferred Annual Amount” has the meaning given in Section 8.1.

“Deferred Stock” means a Participant’s contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on the grant date, cash equal to the Fair Market Value of such shares of Common Stock, under the Plan at the end of a specified period of time.

“Dividend Equivalents” means an amount equal to any dividends and distributions paid by the Company with respect to the number of shares of Common Stock subject to an Award.

“Disability” means, unless otherwise provided in an Award Agreement, a physical or mental disability or infirmity that prevents or is reasonably expected to prevent the performance of a Participant’s employment-related duties for a period of six months or longer and, within 30 days after the Company notifies the Participant in writing that it intends to terminate his employment, the Participant shall not have returned to the performance of his employment-related duties on a full-time basis; provided that, for purposes of Section 5.8(a) in respect of ISOs, the term “Disability” shall have meaning assigned to the term “Permanent and Total Disability” by section 22(e)(3) of the Code (i.e., physical or mental disability or infirmity lasting not less than 12 months). The Committee’s reasoned and good faith judgment of Disability shall be final, binding and conclusive, and shall be based on such competent medical evidence as shall be presented to it by such Participant and/or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee. Notwithstanding the foregoing (but except in the case of ISOs), with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Disability” shall have the meaning, if any, specified in such Participant’s employment agreement.

“Employee” means any non employee director, officer or employee of, or any natural person who is a consultant or advisor to, the Company or any Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Fair Market Value” means, unless otherwise defined in an Award Agreement, as of any date, the closing price of one share of Common Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time) on the trading day immediately preceding the date as of which such Fair Market Value is determined. If there are no Common Stock transactions reported the New York Stock Exchange (or on such other exchange or system as described above) on such date, Fair Market Value shall mean closing price for a share of Common Stock on the immediately preceding day on which Common Stock transactions were so reported.

“Financial Gain” has the meaning given in Section 5.10.

“Incumbent Director” means with respect to any period of time specified under the Plan for purposes of determining a Change in Control, the persons who were members of the Board at the beginning of such period.

“ISOs” has the meaning given in Section 5.1.

“New Employer” means a Participant’s employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

“NSOs” has the meaning given in Section 5.1.

“One-Year Date” has the meaning given in Section 5.10.

“Option” means the right granted to a Participant pursuant to the Plan to purchase a stated number of shares of Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either an ISO or a NSO.

“Participant” means any Employee or prospective Employee designated by the Committee to receive an Award under the Plan.

“Performance Period” means the period, as determined by the Committee, during which the performance of the Company, any Subsidiary, any business unit and any individual is measured to determine whether and the extent to which the applicable performance measures have been achieved.

“Performance Stock” means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

“Performance Unit” means a Participant’s contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on the grant date, cash equal to the Fair Market Value of such shares of Common Stock, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

“Permitted Transferee” has the meaning given in Section 12.1.

“Plan” means this SIRVA, Inc. Omnibus Stock Incentive Plan, as the same may be amended from time to time.

“Prior Plan” means the SIRVA, Inc. Stock Incentive Plan, as amended (formerly known as the Allied Worldwide, Inc. Stock Incentive Plan, formerly known as the NA Holding Corporation Stock Incentive Plan).

“Restricted Stock” means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with the Plan.

“Restricted Stock Unit” means a Participant’s contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on the grant date, cash equal to the Fair Market Value of such shares of Common Stock, under the Plan at the end of a specified period of time that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with the Plan.

“Restriction Period” means the period during which any Performance Stock, Performance Units, Restricted Stock, Restricted Stock Units or freestanding Deferred Stock, as the case may be, are subject to forfeiture and/or restriction on transfer pursuant to the terms of the Plan.

“Retained Awards” has the meaning given in Section 6.5.

“Retirement” means, except as otherwise defined in an Award Agreement, a Participant’s retirement from active employment with the Company and any Subsidiary at or after such Participant attains age 65, or age 55 with 10 years of service to the Company or any Subsidiary.

“Stock Appreciation Right” means, with respect to shares of Common Stock, the right to receive a payment from the Company in cash and/or shares of Common Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over a specified price fixed by the Committee on the grant date, multiplied by (ii) a stated number of shares of Common Stock.

“Subsidiary” means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

“Wrongful Conduct” has the meaning given in Section 5.10.

“Wrongful Conduct Period” has the meaning given in Section 5.10.

2.2   Gender and Number.   Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE III
POWERS OF THE COMMITTEE

3.1   Eligibility and Participation.   Participants in the Plan shall be those Employees designated by the affirmative action of the Committee (or its delegate) to participate in the Plan.

3.2   Power to Grant and Establish Terms of Options.   The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all Awards including, without limitation, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

3.3   Administration.   The Committee shall be responsible for the administration of the Plan. Any Awards granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its sole discretion. The Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto.

3.4   Delegation by the Committee.   All of the powers, duties and responsibilities of the Committee specified herein may, to the fullest extent permitted by applicable law, be exercised and performed by a committee of two or more Company employees, which shall include the Company’s Chief Executive Officer, to the extent authorized by the Committee to exercise and perform such powers, duties and responsibilities; provided that, the Committee shall not delegate its authority with respect to the compensation of any “officer” within the meaning of Rule 16(a) 1(f) promulgated under the Exchange Act or any “covered employee” within the meaning of section 162(m)(3) of the Code.

3.5   Performance-Based Compensation.   Notwithstanding anything to the contrary contained in the Plan, to the extent the Committee determines on the grant date that an Award shall qualify as “other performance based compensation” within the meaning of section 162(m)(4) of the Code, the Committee shall not exercise any subsequent discretion otherwise authorized under the Plan with respect to such Award if the exercise of the Committee’s discretion would cause such award to fail to qualify as “other performance based compensation.”

3.6   Participants Based Outside the United States.   Notwithstanding anything to the contrary herein, the Committee, in order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, shall have sole discretion to (i) modify the terms and conditions of Awards granted to Participants employed outside the United States, (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder.

ARTICLE IV
STOCK SUBJECT TO PLAN

4.1   Number.   Subject to the provisions of this Article IV, the maximum number of shares of Common Stock available for Awards under the Plan and issuable in respect of outstanding awards granted under the Prior Plan shall not exceed 7,600,000 shares of Common Stock. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose.

4.2   Canceled, Terminated, or Forfeited Awards, etc.   Shares subject to any Award granted hereunder or under the Prior Plan that for any reason are canceled, terminated, forfeited, or otherwise settled without the issuance of Common Stock after the effective date of the Plan shall again be available for grant under the Plan, subject to the maximum limitation specified in Section 4.1. Without limiting the generality of Section 4.1 hereof, (i) shares of Common Stock withheld by the Company to satisfy any withholding obligation of a Participant pursuant to Section 12.4 shall not reduce the maximum share limitation specified in Section 4.1 and shall again be available for grant under the Plan, (ii) shares of Common Stock tendered by a Participant to pay the exercise price of any Options shall not reduce the maximum share limitation specified in Section 4.1 and shall again be available for grant under the Plan, and (iii) shares of Common Stock issued in connection with Awards that are assumed, converted or substituted pursuant to an Adjustment Event or Change in Control (i.e., Alternative Awards) will not further reduce the maximum limitation specified in Section 4.1. For purposes of this Article IV, if a Stock Appreciation Right is granted in tandem with an Option so that only one may be exercised with the other being surrendered on such exercise in accordance with Section 5.7, the number of Shares subject to the tandem Option and Stock Appreciation Right award shall only be taken into account once (and not as to both awards).

4.3   Individual Award Limitations.   Subject to the provisions of Sections 4.2 and 4.4, the following individual Award limits shall apply:

          (a)  During the term of the Plan, the maximum number of shares of Common Stock available for grant as ISOs pursuant to the Plan shall not exceed the maximum limitation specified in Section 4.1;

          (b)  During any 36-month period, no Participant shall receive Options or Stock Appreciation Rights covering more than 1,000,000 shares of Common Stock;

          (c)  During any 36-month period, no Participant shall receive any Awards that are subject to performance measures covering more than 200,000 shares of Common Stock; provided that this number of shares of Common Stock shall be proportionately adjusted on a straight-line basis for Performance Periods of shorter or longer duration, not to exceed five years; and

          (d)  During any 36-month Performance Period, no Participant shall receive any Awards that are payable in cash of more than $5,000,000; provided that this dollar amount shall be proportionately adjusted on a straight-line basis for Performance Periods of shorter or longer duration, not to exceed five years.

4.4   Adjustment in Capitalization.   In the event of any Adjustment Event affecting the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under the Plan, then the Committee shall, in such manner as the

Committee shall deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock which thereafter may be awarded or optioned and sold under the Plan (including, without limitation, adjusting any limits on the number and types of Awards that may be made under the Plan), (ii) the number and kind of shares of Common Stock subject to outstanding Awards, and (iii) the grant, exercise or conversion price with respect to any Award. In addition, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Award. The number of shares of Common Stock subject to any Award shall be rounded to the nearest whole number.

ARTICLE V
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1   Grant.   Options may be granted to Participants at such time or times as shall be determined by the Committee. Options pursuant to this Plan may be of two types: (i) “incentive stock options” within the meaning of section 422 of the Code (“ISOs”) and (ii) non statutory stock options (“NSOs”), which are not ISOs. The grant date of an Option under the Plan will be the date on which the Option is awarded by the Committee or such other future date as the Committee shall determine in its sole discretion. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option or any portion thereof shall become vested or exercisable, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. For the avoidance of doubt, ISOs may only be granted to Employees who are treated as common law employees of the Company or any Subsidiary Corporation (as defined in section 424(f) of the Code).

5.2   Exercise Price.   Each Option granted pursuant to the Plan shall have an exercise price per share of Common Stock determined by the Committee; provided that such per share exercise price may not be less than the Fair Market Value of one share of Common Stock on the date the Option is granted.

5.3   Exercisability.   Each Option awarded to a Participant under the Plan shall become exercisable based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date; provided that, except as otherwise provided in this Plan, no Option shall become exercisable prior to a Participant’s completion of one year of service to the Company or any Subsidiary. No Option shall be exercisable on or after the seventh anniversary of its grant date. Except as otherwise provided in the Plan, the applicable Award Agreement or as determined by the Committee at or after the grant date, after becoming exercisable each installment of an Option shall remain exercisable until expiration, termination or cancellation of the Option and, until such time, may be exercised from time to time in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable.

5.4   Payment.   The Committee shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of exercise thereof be given and that the exercise price thereof be paid in full at the time of exercise (i) in cash or cash equivalents, including by personal check, or (ii) in accordance with such other procedures or in such other forms as the Committee shall from time to time determine. The exercise price of any Options exercised may be paid in full or in part in the form of shares of Common Stock that have been owned by the Participant for at least six months, based on the Fair Market Value of such shares of Common Stock on the date of exercise, subject to such rules and procedures as may be adopted by the Committee. As soon as practicable after receipt of a written exercise notice and payment of the exercise price in accordance with this Section 5.4, the Company shall deliver to the Participant a certificate or certificates representing the shares of Common Stock acquired upon the exercise thereof, bearing appropriate legends if applicable. Upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of shares of Common Stock otherwise deliverable upon exercise of Options.

5.5   ISOs.   Notwithstanding anything to the contrary in the Plan, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under section 422 of the Code or, without the consent of any Participant affected thereby, to cause any ISO previously granted to fail to qualify for the Federal income tax treatment afforded under section 421 of the Code.

5.6   Prohibition Against Repricing.   Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of Directors, or (ii) as a result of any Adjustment Event, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or to grant any new Options in substitution for or upon the cancellation of Options previously granted.

5.7   Stock Appreciation Rights.

(a)   Grant.   Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee. Stock Appreciation Rights may be granted in tandem with Options which, unless otherwise determined by the Committee at or after the grant date, shall have substantially similar terms and conditions to such Options to the extent applicable, or may granted on a freestanding basis, not related to any Option. The grant date of any Stock Appreciation Right under the Plan will be the date on which the Stock Appreciation Right is awarded by the Committee or such other future date as the Committee shall determine in its sole discretion. No Stock Appreciation Right shall be exercisable on or after the seventh anniversary of its grant date. Stock Appreciation Rights shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Options, if any, to which such Stock Appreciation Right relates or pursuant to a separate Award Agreement with respect to freestanding Stock Appreciation Rights, in each case, containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

(b)   Exercise.   Stock Appreciation Rights awarded to a Participant under the Plan shall become exercisable based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date; provided that, except as otherwise provided in this Plan, no Stock Appreciation Right shall become exercisable prior to a Participant’s completion of one year of service to the Company or any Subsidiary. Stock Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares of Common Stock, and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

(c)   Settlement.   Subject to Section 12.4, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Committee, of cash or shares of Common Stock having a Fair Market Value equal to such cash amount, or a combination of shares of Common Stock and cash having an aggregate value equal to such amount, determined by multiplying:

           (i)  any increase in the Fair Market Value of one share of Common Stock on the exercise date over the price fixed by the Committee on the grant date of such Stock Appreciation Right, which may not be less than the Fair Market Value of a share of Common Stock on the grant date of such Stock Appreciation Right (except if awarded in tandem with a NSO but after the grant date of such NSO, then not less than the exercise price of such NSO), by

          (ii)  the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised;

provided, however, that on the grant date, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right. Upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of cash and/or shares of Common Stock otherwise deliverable upon exercise of a Stock Appreciation Right.

5.8   Termination of Employment.

(a)   Due to Death or Disability.   Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment terminates by reason of such Participant’s death or Disability, (i) any ISOs granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant (or the Participant’s beneficiary or legal representative) until the earlier of (A) the twelve-month anniversary of the date of such termination, and (B) the expiration of the term of such Options, and (ii) any NSOs and Stock Appreciation Rights granted to such Participant (including any ISOs that fail to retain their ISO status for any reason) shall become immediately exercisable in full and, notwithstanding anything in the Plan to the contrary, may be exercised by the Participant (or the Participant’s beneficiary or legal representative) until the twelve-month anniversary of the date of such termination of employment (even if such anniversary falls after the date on which such NSOs or Stock Appreciation Rights would otherwise expire but for the operation of this Section 5.8).

(b)   Due to Retirement.

(i)   In General.   Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment terminates due to his or her Retirement, the Participant (or the Participant’s beneficiary or legal representative) may exercise any Options and Stock Appreciation Rights that are exercisable on the date of his or her Retirement until the earlier of (i) the twelve-month anniversary following the date of the Participant’s Retirement, and (ii) the expiration of the term of such Options or Stock Appreciation Rights. Any Options and Stock Appreciation Rights that are not then exercisable shall be forfeited and canceled as of the date of such termination.

(ii)   Extension of Exercise Period.   Notwithstanding the forgoing provisions of Section 5.8(b)(i), unless otherwise determined by the Committee at or after the grant date, if the Participant agrees to be bound by certain restrictive covenants, including customary non competition, non solicitation, non disclosure and non disparagement covenants, during the three-year period following the Participant’s Retirement, (i) the Options and Stock Appreciation Rights granted to such Participant that are not exercisable on the date of his or her Retirement shall continue to become exercisable in accordance with their respective terms during such three-year period as if such Participant’s employment had not terminated due to his or her Retirement, and (ii) the Options and Stock Appreciation Rights that are exercisable on the date of the Participant’s Retirement plus those Options and Stock Appreciation Rights that become exercisable pursuant to the immediately preceding clause may be exercised by the Participant (or the Participant’s beneficiary or legal representative) until the earlier of (A) (i) the third anniversary of the Participant’s Retirement or (ii) if the Participant dies prior to the third anniversary of the Participant’s Retirement, the twelve-month anniversary following the date of the Participant’s death, and (B) the expiration of the term of such Options or Stock Appreciation Rights. Upon the expiration of such period, all Options and Stock Appreciation Rights not previously exercised by the Participant shall be forfeited and canceled. If the Participant violates any such restrictive covenants during such three-year period, as determined by the Committee in its sole discretion, all Options and Stock Appreciation Rights granted to such Participant, whether or not then exercisable, shall be immediately forfeited and canceled as of the date of such violation.

(c)   For Cause.   If a Participant’s employment is terminated by the Company or any Subsidiary for Cause (or if, following the date of termination of the Participant’s employment for any reason, the Committee determines that circumstances exist such that the Participant’s employment could have been terminated for Cause), any Options and Stock Appreciation Rights granted to such Participant, whether or not then exercisable, shall be immediately forfeited and canceled as of the date of such termination.

(d)   For Any Other Reason.   Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment is terminated for any reason other than one described in Section 5.8(a), (b) or (c), the Participant may exercise any Options and Stock Appreciation Rights that are exercisable on the date of such termination until the earlier of (i) the 60th day following the date of such termination, and (ii) the expiration of the term of such Options or Stock Appreciation Rights. Any Options and Stock Appreciation Rights that are not exercisable upon termination of a Participant’s employment shall be forfeited and canceled as of the date of such termination.

5.9   Committee Discretion.   Notwithstanding anything to the contrary contained in this Article V, the Committee may, at or after the date of grant, accelerate or waive any conditions to the exercisability of any Option or Stock Appreciation Right granted under the Plan, and may permit all or any portion of any such Option or Stock Appreciation Right to be exercised following a Participant’s termination of employment for any reason on such terms and subject to such conditions as the Board shall determine for a period up to and including, but not beyond, the expiration of the term of such Options or Stock Appreciation Rights.

5.10   Forfeiture.   Unless otherwise determined by the Committee at or after the grant date, notwithstanding anything contained in this Plan to the contrary, if, (i) during Participant’s employment with the Company or any Subsidiary, (ii) during any post-termination exercise period, or (iii) during the period ending one (1) year after the expiration of any post-termination exercise period (the date such period expires, the “One-Year Date”), the Participant, except with the prior written consent of the Committee,

          (a)  directly or indirectly, owns any interest in, operates, joins, controls or participates as a partner, director, principal, officer, or agent of, enters into the employment of, acts as a consultant to, or performs any services for any entity which has operations that compete with any business of the Company and the Subsidiaries in which the Participant was employed (in any capacity) in any jurisdiction in which such business is engaged, or in which any of the Company and the Subsidiaries have documented plans to become engaged of which the Participant has knowledge at the time of the Participant’s termination of employment (the “Business”), except where (x) the Participant’s interest or association with such entity is unrelated to the Business, (y) such entity’s gross revenue from the Business is less than 10% of such entity’s total gross revenue, and (z) the Participant’s interest is directly or indirectly less than two percent (2%) of the Business;

          (b)  directly or indirectly, solicits for employment, employs or otherwise interferes with the relationship of the Company or any of its Affiliates with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for the Company or any of its Affiliates at any time during the Participant’s employment with the Company or any Subsidiary (in the case of any such activity during such time) or during the twelve-month period preceding such solicitation, employment or interference (in the case of any such activity after the termination of the Participant’s employment);

          (c)  directly or indirectly, discloses or misuses any confidential information of the Company or any of its Affiliate (such activities to be collectively referred to as “Wrongful Conduct”), then any Options and Stock Appreciation Rights granted to the Participant hereunder, to the extent they remain unexercised, shall automatically terminate and be canceled upon the date on which the Participant first engaged in such Wrongful Conduct and, in such case and in the case of the Participant’s termination for Cause, the Participant shall pay to the Company in cash any Financial Gain the Participant realized from exercising all or a portion of the Options and Stock Appreciation Rights granted hereunder within the period commencing six (6) months prior to the termination of the Participant’s employment and ending on the One-Year Date (such period, the “Wrongful Conduct Period”). For purposes of this Section 5.10, “Financial Gain” shall equal, on each date of exercise during the Wrongful Conduct Period, (I) with respect to Options, the excess of (A) the greater of (i) the Fair Market Value on the date of exercise and (ii) the Fair Market Value on the date of sale of the Option shares, over (B) the exercise price, multiplied by the number of shares of Common Stock subject to such Award (without reduction for any shares of Common Stock surrendered or attested to), and (II) with respect to Stock Appreciation Rights, the excess of (A) the Fair Market Value on the date of exercise, over (B) the exercise price, multiplied by the number of shares of Common Stock subject to such Award. Unless otherwise determined by the Committee at or after the grant date, each Award Agreement evidencing the grant of Options and/or Stock Appreciation Rights shall provide for the Participant’s consent to and authorization of the Company and the Subsidiaries to deduct from any amounts payable by such entities to such Participant any amounts the Participant owes to the Company under this Section 5.10. This right of set-off is in addition to any other remedies the Company may have against the Participant for the Participant’s breach of this Section 5.10. The Participant’s obligations under this Section 5.10 shall be cumulative (but not duplicative) of any similar obligations the Participant has under this Plan, any Award Agreement or any other agreement with the Company or any Subsidiary.

ARTICLE VI
PERFORMANCE STOCK AND PERFORMANCE UNITS

6.1   Grant.   Performance Stock and Performance Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Performance Stock or Performance Units under the Plan will be the date on which such Performance Stock or Performance Units are awarded by the Committee or on such other future date as the Committee shall determine in its sole discretion. Performance Stock and Performance Units shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Performance Stock and the Performance Units pertain, the Restriction Period, and such terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No shares of Common Stock will be issued at the time an Award of Performance Units is made, and the Company shall not be required to set aside a fund for the payment of any such Award.

6.2   Vesting.

(a)   In General.   Performance Stock and Performance Units granted to a Participant under the Plan shall be subject to a Restriction Period, which shall lapse upon the attainment of specified performance objectives or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. No later than the 90th day after the applicable Performance Period begins (or such other date as may be required or permitted under section 162(m) of the Code, if applicable), the Committee shall establish the performance objectives upon which the Restriction Period shall lapse.

(b)   Performance Objectives.   Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, or such other criteria, as may be determined by the Committee: earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings before interest, taxes and amortization (“EBITA”); total shareholder return;

return on the Company’s assets; increase in the Company’s earnings and/or earnings per share; revenue growth; share price performance; return on invested capital; operating income; pre- or post-tax income; economic value added (or an equivalent metric); cash flow and/or cash flow per share; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; return on equity; and debt reduction.

(c)   Special Rules Relating to Performance Objectives.   Performance objectives may be established on a Company-wide basis or with respect to one or more Company business units or divisions, or Subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. When establishing performance objectives for the applicable Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally acceptable accounting principals including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non recurring items, and the cumulative effects of accounting changes, and as identified in the Company’s financial statements, notes to the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent annual report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act.

(d)   Certification of Attainment of Performance Objectives.   The Restriction Period with respect to any Performance Stock or Performance Units shall lapse upon the written certification by the Committee that the performance objective or objectives for the applicable Performance Period have been attained. The Committee may provide at the time of grant that if the performance objective or objectives are attained in part, the Restriction Period with respect to a specified portion (which may be zero) of the any Performance Stock or Performance Units will lapse.

(e)   Newly Eligible Participants.   Notwithstanding anything in this Article VI to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive an Award of Performance Stock or Performance Units after the commencement of a Performance Period.

6.3   Additional Provisions Relating to Performance Stock.

(a)   Restrictions on Transferability.   Except as provided in Section 12.1 or in an Award Agreement, no Performance Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Restricted Period. Thereafter, Performance Stock may only be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement, and any other agreement to which the Performance Stock is subject. The Committee shall require that any stock certificates evidencing any Performance Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Performance Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 6.3, shall be void and of no effect.

(b)   Legend.   Each certificate evidencing shares of Common Stock subject to an Award of Performance Stock shall be registered in the name of the Participant holding such Performance Stock and shall bear the following (or similar) legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE

SIRVA, INC. OMNIBUS STOCK INCENTIVE PLAN AND THE RELATED AWARD AGREEMENT AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(c)   Rights as a Stockholder.   Unless otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Performance Stock shall be entitled to (i) receive all dividends and distributions paid in respect of the shares of Common Stock underlying such Award; provided that, if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Performance Stock with respect to which they were paid, and (ii) exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

6.4   Additional Provisions Relating to Performance Units.

(a)   Restrictions on Transferability.   Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Performance Units, no Performance Units may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Upon issuance of such certificate or certificates and if such shares of Common Stock remain subject to the Restriction Period, such shares shall be subject to the provisions of Section 6.3 until the lapse of the Restriction Period. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 6.4, shall be void and of no effect.

(b)   Rights as a Stockholder.   The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or to paid currently to, a Participant receiving an Award of Performance Units. Unless otherwise determined by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in additional Performance Units on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date. Any additional Performance Units shall be subject to the same terms and conditions as are applicable in respect of the Performance Units with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares of Common Stock and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Performance with respect to which they were paid. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Performance Units, or otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Performance Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.

(c)   Settlement of Performance Units.   Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after the lapse of the Restriction Period with respect to any Performance Units then held by a Participant, the Company shall issue to the Participant a certificate or certificates for the shares of Common Stock underlying such Performance Units (plus additional shares of Common Stock for each Performance Unit credited in respect of dividends or distributions) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock. Upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of the shares of Common Stock or cash otherwise deliverable upon settlement of Performance Units.

6.5   Termination of Employment.

(a)   Due to Death or Disability.   Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment terminates by reason of such Participant’s death or Disability, the Restriction Period on all of the Participant’s Performance Stock and Performance Units shall lapse only to the extent that the applicable performance objectives (pro rated through the date of termination) have been achieved through the date of termination. Any Performance Shares and Performance Units for which the Restriction Period has not then lapsed shall be forfeited and canceled as of the date of such termination.

(b)   Due to Retirement.   Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment terminates due to his or her Retirement, any Performance Stock and Performance Units for which the Restriction Period has not then lapsed shall be forfeited and canceled as of the date of such termination of employment. Notwithstanding the foregoing provisions of this Section 6.5(b), if the Participant agrees to be bound by certain restrictive covenants, including customary non competition, non solicitation, non disclosure and non disparagement covenants, during the three-year period following the Participant’s Retirement, the Participant’s Performance Stock and Performance Units shall not be forfeited and canceled to the extent that the applicable performance objectives for such Awards (pro rated through the date of termination) have been achieved through the date of termination (the “Retained Awards”). Any Performance Shares and Performance Units for which the applicable pro rated performance objectives have not been achieved shall be forfeited and canceled as of the date of such retirement. Subject to the Participant’s compliance with such covenants, the Restriction Period on the Retained Awards shall lapse upon completion of the entire performance measurement period for such Retained Awards. If (I) the Participant violates any restrictive covenants during such three-year period, or (II) if, following the date of the Participant’s Retirement, circumstances exist such that the Participant’s employment could have been terminated for cause, in each case, as determined by the Committee in its sole discretion, all Performance Stock and Performance Units for which the Restriction Period has not then lapsed shall be immediately forfeited and canceled as of the date of such violation or termination.

(c)   For Any Other Reason.   Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment is terminated for any reason other than one described in Sections 6.5(a) and (b), any Performance Stock and Performance Units granted to such Participant shall be immediately forfeited and canceled as of the date of such termination of employment.

ARTICLE VII
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1   Grant.   Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee or on such other future date as the Committee shall determine in its sole discretion. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Restricted Stock and the Restricted

Stock Units pertain, the Restriction Period, and such terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No shares of Common Stock will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Award.

7.2   Vesting.   Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be subject to a Restriction Period, which shall lapse upon the performance of a minimum period of service, or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date; provided that, except as otherwise provided in this Plan, the Restriction Period on any Restricted Stock or Restricted Stock Units shall not lapse prior to a Participant’s completion of one year of service to the Company or any Subsidiary.

7.3   Additional Provisions Relating to Restricted Stock.

(a)   Restrictions on Transferability.   Except as provided in Section 12.1 or in an Award Agreement, no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Restricted Period. Thereafter, Restricted Stock may only be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement, and any other agreement to which the Restricted Stock is subject. The Committee shall require that any stock certificates evidencing any Restricted Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the share covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 7.3, shall be void and of no effect.

(b)   Legend.   Each certificate evidencing shares of Common Stock subject to an Award of Restricted Stock shall be registered in the name of the Participant holding such Restricted Stock and shall bear the legend (or similar legend) as specified in Section 6.3(b).

(c)   Rights as a Stockholder.   Unless otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Restricted Stock shall be entitled to (i) receive all dividends and distributions paid in respect of shares of Common Stock underlying such Award; provided that, if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Restricted Stock with respect to which they were paid, and (ii) exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

7.4   Additional Provisions Relating to Restricted Stock Units.

(a)   Restrictions on Transferability.   Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Restricted Stock Units, no Restricted Stock Units may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Upon issuance of such certificate or certificates and if such shares of Common Stock remain subject to the Restriction Period, such shares shall be subject to the provisions of Section 7.3 until the lapse of the Restriction Period. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 7.4, shall be void and of no effect.

(b)   Rights as a Stockholder.   The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or to paid currently to, a Participant receiving an Award of Restricted Stock Units. Unless otherwise determined by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in additional Restricted Stock Units on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and such additional Restricted Stock Units shall be subject to the same terms and conditions as are applicable in respect of the Restricted Stock Units with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Restricted Stock with respect to which they were paid. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Restricted Stock Units, or otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Restricted Stock Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.

(c)   Settlement of Restricted Stock Units.   Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after the lapse of the Restriction Period with respect to any Restricted Stock Units, the Company shall issue a certificate or certificates for the shares of Common Stock underlying such Restricted Stock Unit (plus additional shares of Common Stock for each Restricted Stock Units credited in respect of dividends or distributions) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock. Upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of the shares of Common Stock or cash otherwise deliverable upon settlement of Restricted Stock Units.

7.5   Termination of Employment.   Unless otherwise determined by the Committee at or after the grant date, (i) if a Participant’s employment is terminated due to his or her death or Disability during the Restriction Period, a pro rata portion of the shares of Common Stock underlying any Awards of Restricted Stock and Restricted Stock Units then held by such Participant shall no longer be subject to the Restriction Period, based on the number of months the Participant was employed during the applicable installment period, and all Restricted Shares and Restricted Stock Units for which the Restriction Period has not then lapsed shall be forfeited and canceled as of the date of such termination, and (ii) if a Participant’s employment is terminated for any other reason during the Restriction Period, any Restricted Stock and Restricted Stock Units held by such Participant for which the Restriction Period has not then expired shall be forfeited and canceled as of the date of such termination.

ARTICLE VIII
DEFERRED STOCK

8.1   In General.   Freestanding Deferred Stock may be granted to Participants at such time or times as shall be determined by the Committee without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. The grant date of any freestanding Deferred Stock under the Plan will be the date on which such freestanding Deferred Stock is awarded by the Committee or on such other future date as the Committee shall determine in its sole discretion. In addition, on fixed dates established by the Committee and subject to such terms and conditions as the Committee shall determine, the Committee may permit a Participant to elect to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus (“Deferred Annual Amount”) payable by the Company or a Subsidiary and receive in lieu thereof an Award of elective Deferred Stock equal to the greatest whole number which may be obtained by dividing (i) the amount of the Deferred Annual Amount, by (ii) the Fair Market Value of one share of Common Stock on the date of payment of such compensation and/or annual bonus. Deferred Stock shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Deferred Stock pertains, and such terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Upon the grant of Deferred Stock pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of shares of Deferred Stock awarded to the Participant. No shares of Common Stock will be issued to the Participant at the time an award of Deferred Stock Units is granted.

8.2   Rights as a Stockholder.   The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or paid currently to, a Participant receiving an Award of Deferred Stock. Unless otherwise provided by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in additional Deferred Stock on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and such additional Deferred Stock shall be subject to the same terms and conditions as are applicable in respect of the Deferred Stock with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Deferred Stock with respect to which they were paid. A Participant shall not have any rights as a stockholder in respect of Deferred Stock awarded pursuant to the Plan (including, without limitation, the right to vote on any matter submitted to the Company’s stockholders) until such time as the shares of Common Stock attributable to such Deferred Stock have been issued to such Participant or his beneficiary.

8.3   Restrictions on Transferability.   Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Deferred Stock, no Deferred Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Deferred Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 8.3, shall be void and of no effect.

8.4   Vesting.   Unless the Committee provides otherwise at or after the grant date, the portion of each Award of Deferred Stock that consists of freestanding Deferred Stock, together with any Dividend Equivalents credited with respect thereto, will be subject to a Restriction Period that shall lapse based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. Notwithstanding the immediately preceding sentence, the Board may accelerate the lapse of the Restriction Period of any freestanding Deferred Stock at or after the grant date. The portion of each Award of Deferred Stock that consists of elective Deferred Stock, together with any Dividend Equivalents credited with respect thereto, shall not be subject to any Restriction Period and shall be non forfeitable at all times.

8.5   Settlement.   Subject to Articles IX and XII, and the last sentence of Section 8.1, unless the Committee determines otherwise at or after the grant date, the Company shall issue a certificate or certificates for the shares of Common Stock underlying any of a Participant’s freestanding Deferred Stock (and related Dividend Equivalents) for which the Restriction Period shall have lapsed on or prior to the date of such Participant’s termination of employment with the Company and any Subsidiary, other than a termination for Cause, as soon as administratively practicable, but not later than 90 days, following the date of such termination of employment (or on such earlier date as the Committee shall permit or such later date as may be elected by the Participant in accordance with the rules and procedures of the Board). In the event of the termination of a Participant’s employment with the Company and the Subsidiaries for Cause, the Participant shall immediately forfeit all rights with respect to any shares of freestanding Deferred Stock (and related Dividend Equivalents) credited to his account, whether or not the Restriction Period shall have then lapsed. Subject to Articles IX and XII, and the last sentence of Section 8.1, unless the Committee determines otherwise at or after the grant date, the Company shall issue a certificate or certificates for the shares of Common Stock underlying any of a Participant’s elective Deferred Stock (and related Dividend Equivalents) credited to such Participant’s account under the Plan as soon as administratively practicable, but not later than 90 days, following the date of such Participant’s termination of employment (or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee). The Committee may provide in the Award Agreement applicable to any Award of Deferred Stock that, in lieu of issuing shares of Common Stock in settlement of any Deferred Stock, the Committee may direct the Company to pay to the Participant the Fair Market Value of the shares of Common Stock corresponding to such Deferred Stock in cash. For each share of Common Stock received in settlement of Deferred Stock, the Company shall deliver to the Participant a certificate representing such share of Common Stock, bearing appropriate legends, if applicable. Notwithstanding anything to the contrary in this Section 8.5, the Committee may accelerate the distribution of any and all shares of Common Stock subject to any Award of Deferred Stock prior to the time otherwise specified in this Section 8.5.

8.6   Further Deferral Elections.   A Participant may elect to further defer receipt of shares of Common Stock issuable in respect of Deferred Stock (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee’s approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least 12 months prior to the settlement of such Deferred Stock (or any such installment thereof) whether pursuant to this Article VIII or Article IX. A further deferral opportunity does not have to be made available to all Participants, and different terms and conditions may apply with respect to the further deferral opportunities made available to different Participants.

ARTICLE IX
CHANGE IN CONTROL

9.1   Accelerated Vesting and Payment.

(a)   In General.   Unless the Committee otherwise determines in the manner set forth in Section 9.2, upon the occurrence of a Change in Control, (i) all Options and Stock Appreciation Rights shall become exercisable, (ii) the Restriction Period on all Restricted Stock, Restricted Stock Units and freestanding Deferred Stock shall lapse immediately prior to such Change of Control, (iii) shares of Common Stock underlying Awards of Restricted Stock Units and Deferred Stock shall be issued to each Participant then holding such Award immediately prior to such Change in Control or, at the discretion of the Committee (as constituted immediately prior to the Change in Control) (iv) each such Option, SAR, Restricted Stock Unit and/or Deferred Stock award shall be canceled in exchange for an amount equal to the product of (A)(I) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change in Control Price over the exercise price for such Award, and (II) in the case of other such Awards, the Change in Control Price, multiplied by (B) the aggregate number of shares of Common Stock covered by such Award.

(b)   Performance Stock and Performance Units.   In the event of a Change in Control, (A) any Performance Period in progress at the time of the Change in Control for which Performance Stock or Performance Units are outstanding shall end effective upon the occurrence of such Change in Control and (B) all Participants granted such Awards shall be deemed to have earned a pro rata award equal to the product of (I) such Participant’s target award opportunity with respect to such Award for the Performance Period in question and (II) the percentage of performance objectives achieved as of the date on which the Change in Control occurs or, at the discretion of the Committee (as constituted immediately prior to the Change in Control) (C) each such Performance Unit shall be canceled in exchange for an amount equal to the product of (I) the Change in Control Price, multiplied by (II) the aggregate number of shares of Common Stock covered by such Performance Unit. Any Performance Stock and Performance Units for which the applicable pro rated performance objectives have not been achieved shall be forfeited and canceled as of the date of such Change in Control.

(c)   Timing of Payments.   Payment of any amounts calculated in accordance with Sections 9.1(a) and (b) shall be made in cash or, if determined by the Committee (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control. For purposes hereof, the fair market value of one share of common stock of the New Employer shall be determined by the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.

9.2   Alternative Awards.   Notwithstanding Section 9.1, no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any outstanding Award (other than an award of Performance Stock or Performance Units), if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

           (i)  be based on shares of Common Stock that are traded on an established U.S. securities market;

         (ii)  provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

        (iii)  have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

         (iv)  have terms and conditions which provide that in the event that the Participant suffers an involuntary termination within two years following the Change in Control any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be.

9.3   Termination of Employment Prior to Change in Control.   In the event that any Change in Control occurs as a result of any transaction described in clause (c) or (e) of the definition of such term, any Participant whose employment is terminated due to death or Disability on or after the date, if any, on which the shareholders of the Company approve such Change in Control transaction, but prior to the consummation thereof, shall be treated, solely for purposes of this Plan (including, without limitation, this Article IX), as continuing in the Company’s employment until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

ARTICLE X
STOCKHOLDER RIGHTS

Notwithstanding anything to the contrary in the Plan, no Participant or Permitted Transferee shall have any voting or other rights as a stockholder of the Company with respect to any Common Stock covered by any Award until the issuance of a certificate or certificates to the Participant for such Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

ARTICLE XI
EFFECTIVE DATE, AMENDMENT, MODIFICATION,
AND TERMINATION OF PLAN

The Plan shall be effective upon its adoption by the Board and approval by a majority of the stockholders of the Company, and shall continue in effect, unless sooner terminated pursuant to this Article XI, until the tenth anniversary of the date on which it is adopted by the Board (except as to Awards outstanding on that date). The Board or the Committee may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of Directors is present in person or by proxy, no amendment or modification to the Plan may (i) materially increase the benefits accruing to participants under the Plan, (ii) except as otherwise expressly provided in Section 4.4, materially increase the number of shares of Common Stock subject to the Plan or the individual Award limitations specified in Section 4.3, or (iii) materially modify the requirements for participation in the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

ARTICLE XII
MISCELLANEOUS PROVISIONS

12.1   Nontransferability of Awards.   No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) in its sole discretion a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (individually, a “Permitted Transferee”). Except to the extent required by law, no Award shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

12.2   Beneficiary Designation.   Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by his or her estate.

12.3   No Guarantee of Employment or Participation.   Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

12.4   Tax Withholding.   The Company shall have the right and power to deduct from all amounts paid to a Participant in cash or shares (whether under this Plan or otherwise) or to require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award under this Plan. In the case of any Award satisfied in the form of shares of Common Stock, no shares of Common Stock shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy the statutory minimum withholding tax obligations applicable with respect to such Award. The Company may defer payments of cash or issuance or delivery of Common Stock until such requirements are satisfied. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, shares of Common Stock (including shares of Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld (provided that such amount shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations).

12.5   Compliance with Legal and Exchange Requirements.   The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of shares of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue shares of Common Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Common Stock issuable thereunder) that shall lapse because of such postponement.

12.6   Indemnification.   Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

12.7   No Limitation on Compensation.   Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

12.8   Deferrals.   The Committee may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an ISO.

12.9   Governing Law.   The Plan shall be construed in accordance with and governed by the laws of the State of New York, without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

12.10   Severability; Blue Pencil.   In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

12.11   No Impact On Benefits.   Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

12.12   No Constraint on Corporate Action.   Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

12.13   Headings and Captions.   The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.							Please Mark Here for Address Change or Comments	☐
							SEE REVERSE SIDE
The Board of Directors Recommends a Vote “FOR” the listed nominees.				The Board of Directors Recommends a Vote “FOR” the following proposals.
						FOR	AGAINST	ABSTAIN
1.	Election of Directors			2.	The approval of the SIRVA, Inc. Management Incentive Plan.	☐	☐	☐
	Nominees:	For All Nominees				FOR	AGAINST	ABSTAIN
	01 Robert J. Dellinger 02 Thomas E. Ireland 03 John R. Miller 04 Joseph A. Smialowski	(Except as marked to the contrary below) ☐	Withheld For All Nominees ☐	3.	The approval of the SIRVA, Inc. Omnibus Stock Incentive Plan.	☐	☐	☐
						FOR	AGAINST	ABSTAIN
To withhold authority to vote for any nominee, write that nominee’s name in the space provided below.				4.	The ratification of the Audit Committee’s appointment of Ernst & Young LLP as SIRVA’s independent registered public accounting firm.	☐	☐	☐

					In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Signature	Signature	Date

Please sign exactly as your name appears above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

^ FOLD AND DETACH HERE ^

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Daylight Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/sir		1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view SIRVA’s 2005 Form 10-K and Proxy Statement
on the Internet at www.sirva.com

SIRVA, INC.
Annual Meeting of Stockholders—June 6, 2007
This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints John R. Miller and Eryk J. Spytek, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of Common Stock of SIRVA, Inc. held as of record by the undersigned on April 20, 2007, at the Annual Meeting of Stockholders to be held on Wednesday, June 6, 2007, or any adjournment thereof.

IMPORTANT — This Proxy must be signed and dated on the reverse side.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your SIRVA, Inc. account online.

Access your SIRVA, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, TransferAgent for SIRVA, Inc., now makes it easy and convenient to get current information on your stockholder account.

☐ View account status	• Make address changes
☐ View certificate history	• Obtain a duplicate 1099 tax form
☐ View book-entry information	• Establish/change your PIN
☐ View payment history for dividends

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For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

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TOLL FREE NUMBER:          1-800-370-1163